                            STOCK PURCHASE AGREEMENT

                                 By and Between

                   STONEPATH LOGISTICS DOMESTIC SERVICES, INC.
                             a Delaware corporation
                                   (Purchaser)

                                       and

                UNITED AMERICAN ACQUISITIONS AND MANAGEMENT, INC.
                             a Michigan corporation
            (Company) (d/b/a United American Freight Services, Inc.)

                                       and

                                  DOUGLAS BURKE
                                  (Shareholder)









                                  April 9, 2002

                                TABLE OF CONTENTS

Article                                                                                                        Page
-------                                                                                                        ----
ARTICLE I:  SALE AND TRANSFER OF SHARES...........................................................................1
         1.1      Sale and Purchase of the Shares.................................................................1
         1.2      Purchase Price..................................................................................2
         1.3      Objections; Dispute Resolution..................................................................4


ARTICLE II:  CLOSING..............................................................................................6
         2.1      Closing Date....................................................................................6
         2.2      Closing Transactions............................................................................7


ARTICLE III:  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDER...................................9
         3.1      Organization, Qualification and Status..........................................................9
         3.2      Corporate Instruments and Records...............................................................9
         3.3      Capitalization.................................................................................10
         3.4      Ownership of Shares............................................................................10
         3.5      No Subsidiary..................................................................................10
         3.6      Authority of Shareholder.......................................................................10
         3.7      No Violation...................................................................................11
         3.8      Financial Statements...........................................................................11
         3.9      Absence of Undisclosed and Contingent Liabilities..............................................12
         3.10     No Adverse Changes.............................................................................12
         3.11     Guarantees.....................................................................................14
         3.12     Tax Matters....................................................................................14
         3.13     Litigation.....................................................................................16
         3.14     Real Property..................................................................................17
         3.15     Owned Tangible Personal Property...............................................................17
         3.16     Condition of Buildings and Tangible Personal Property..........................................18
         3.17     Accounts and Notes Receivable..................................................................18
         3.18     Material Contracts.............................................................................18
         3.19     Inventories....................................................................................20
         3.20     Relationship With Related Persons..............................................................20
         3.21     Banking Matters................................................................................21
         3.22     Labor and Employment Matters...................................................................21
         3.23     Intentionally Omitted..........................................................................22
         3.24     Customers......................................................................................22
         3.25     Product and Service Warranties.................................................................22
         3.26     Insurance......................................................................................22
         3.27     Compliance with Laws...........................................................................23
         3.28     Licenses and Permits...........................................................................23

Article                                                                                                        Page
-------                                                                                                        ----
         3.29     Environmental Matters..........................................................................23
         3.30     Intellectual Property Matters..................................................................24
         3.31     Intentionally Omitted..........................................................................24
         3.32     Disclosure.....................................................................................24
         3.33     Brokers or Finders.............................................................................24


ARTICLE IV:  REPRESENTATIONS AND WARRANTIES OF PURCHASER.........................................................25
         4.1      Organization and Qualification.................................................................25
         4.2      Corporate Instruments and Records..............................................................25
         4.3      Authorization; Valid and Binding Obligation....................................................25
         4.4      Litigation.....................................................................................25
         4.5      No Violations..................................................................................26
         4.6      Investment Intent..............................................................................26
         4.7      Disclosure.....................................................................................26
         4.8      Brokers or Finders.............................................................................26


ARTICLE V:  AGREEMENTS OF THE PARTIES............................................................................27
         5.1      Access to Information..........................................................................27
         5.2      Interim Operations.............................................................................27
         5.3      Documents at Closing...........................................................................29
         5.4      Audited Financial Statements...................................................................29
         5.5      Employment Agreements..........................................................................29
         5.6      Notification of Certain Matters................................................................30
         5.7      Filings........................................................................................30
         5.8      Satisfaction of Conditions; Cooperation; Further Assurances....................................30
         5.9      Further Mutual Covenants.......................................................................30
         5.10     Satisfaction of Guarantees.....................................................................31


ARTICLE VI:   CONDITIONS TO THE OBLIGATIONS OF PURCHASER.........................................................31
         6.1      Accuracy of Representations and Warranties; Company and Shareholder Performance................31
         6.2      No Adverse Change..............................................................................32
         6.3      No Injunction; Consents........................................................................32
         6.4      Deliveries by the Shareholders.................................................................32
         6.5      Uniform Commercial Code Searches...............................................................32
         6.6      Completion of Audited Financial Statements.....................................................32
         6.7      Non-foreign Person Affidavit...................................................................32


ARTICLE VII:  CONDITIONS TO THE OBLIGATIONS OF THE SHAREHOLDER...................................................33
         7.1      Accuracy of Representations and Warranties; Purchaser Performance..............................33
         7.2      No Injunction; Consents........................................................................33
         7.3      Deliveries by Purchaser........................................................................33
         7.4      Consents and Proceedings.......................................................................34

Article                                                                                                        Page
-------                                                                                                        ----
ARTICLE VIII:  TERMINATION.......................................................................................34
         8.1      Termination Events.............................................................................34
         8.2      Effect of Termination..........................................................................35
         8.3      Extension; Waiver..............................................................................35


ARTICLE IX:  INDEMNIFICATION/SURVIVAL OF REPRESENTATIONS AND WARRANTIES..........................................35
         9.1      Indemnification................................................................................35
         9.2      Survival.......................................................................................36
         9.3      Methods of Asserting Claims for Indemnification................................................36
         9.4      Limitations on Amount..........................................................................37


ARTICLE X:  POST-CLOSING COVENANTS...............................................................................38
         10.1     Prohibition on Trading in Stonepath Stock......................................................38
         10.2     Non Solicitation of Other Offers...............................................................38
         10.3     Non-Competition Agreement......................................................................39
         10.4     Non-Solicitation Agreement.....................................................................39
         10.5     Confidentiality................................................................................39
         10.6     Reasonableness of Covenants....................................................................41
         10.7     Injunctive Relief..............................................................................41
         10.8     Blue Pencil Doctrine...........................................................................41
         10.9     Further Acts and Assurances....................................................................42
         10.10    Public Announcements...........................................................................42
         10.11    Tax Matters....................................................................................42
         10.12    Certain Corporate Matters......................................................................


ARTICLE XI:  MISCELLANEOUS.......................................................................................44
         11.1     Definitions....................................................................................44
         11.2     Cumulative Remedies; Waiver....................................................................51
         11.3     Notices........................................................................................51
         11.4     Entire Agreement; Assignment...................................................................52
         11.5     Binding Effect; Benefit........................................................................52
         11.6     Headings.......................................................................................52
         11.7     Counterparts...................................................................................52
         11.8     Governing Law..................................................................................53
         11.9     Arbitration....................................................................................53
         11.10    Severability...................................................................................53
         11.11    Expenses.......................................................................................53
         11.12    Amendment and Modification.....................................................................53
         11.13    RELEASE AND DISCHARGE..........................................................................54

                                     -iii-

Exhibits

A  -  Form of Guaranty Agreement

B  -  Form of Employment Agreement

C  -  Shareholder Schedules

Schedules

o   Shareholder Schedules (contained within Exhibit C)

o   1.2(b)(v) - Example of Earn-Out Computation

                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (the "Agreement"), made this 9th day of April, 2002, by and between Stonepath Logistics Domestic Services, Inc., a Delaware Corporation, ("Purchaser"), a wholly-owned subsidiary of Stonepath Group, Inc., a Delaware corporation ("Stonepath"), United American Acquisitions and Management, Inc., a Michigan corporation, d/b/a "United American Freight Services, Inc." (the "Company"), and Douglas Burke, an individual residing in the State of Michigan and the sole shareholder of the Company (the "Shareholder").

                                   WITNESSETH:

     WHEREAS, the Shareholder owns beneficially and of record 100% of the issued and outstanding capital stock of the Company, consisting of 7,500 shares of common stock, $1.00 par value (the "Shares"); and

     WHEREAS, the Shareholder desires to sell, and Purchaser desires to purchase, all of the Shares for the consideration and on the terms set forth herein.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I
                           SALE AND TRANSFER OF SHARES

1.1  Sale and Purchase of the Shares.

     In reliance upon the representations, warranties and covenants contained in this Agreement as of the date hereof and on the date of the closing of the transactions described in this Agreement (the "Closing"), the Purchaser agrees to purchase the Shares from the Shareholder, and the Shareholder agrees to sell, transfer, convey, assign and deliver the Shares to the Purchaser, on the terms and conditions set forth in this Agreement, such sale, transfer, conveyance, assignment and delivery of the Shares causing the entire right, title and interest in and to the Shares to be transferred beneficially and of record to Purchaser, free and clear of any Encumbrances or Rights of any kind or nature whatsoever; and at such time the Shares will be fully paid and non-assessable. At the Closing, the Shareholder will deliver to the Purchaser certificates evidencing the Shares duly endorsed in blank or with stock powers duly executed by the Shareholder. In consideration thereof, Purchaser shall pay and deliver to the Shareholder the purchase price for the Shares set forth in Section 1.2 and execute and deliver such other documents, agreements, consents and approvals as provided herein

1.2  Purchase Price.

     (a) The purchase price for the Shares (the "Purchase Price") shall be Sixteen Million One Hundred Thousand Dollars ($16,100,000), subject to adjustment pursuant to the further provisions of this Section 1.2 and Section 1.3.

     (b) Purchaser shall pay the Purchase Price to the Shareholder as follows:

          (i) Five Million One Hundred Thousand Dollars ($5,100,000) shall be paid by wire transfer of immediately available funds to the Shareholder at the Closing;

          (ii) Subject to the terms of Section 1.2(b)(iii) below, Five Million Dollars ($5,000,000) (the "Base Earn-Out Amount") shall be paid to the Shareholder in installments of One Million Two Hundred and Fifty Thousand Dollars ($1,250,000) per year (each a "Base Earn-Out Payment") covering the four-year earn-out period commencing from January 1, 2002 through December 31, 2005 (the "Earn-Out Period"). The Base Earn-Out Payments will be based on the Net Income Before Taxes of the Company, calculated in accordance with Sections 1.2(b)(iii) and 1.2(c) below, during each of the calendar years that fall within the Earn-Out Period. The Base Earn-Out Payments shall be due and made on April 1st of each of the years 2003 through 2006 (the "Earn-Out Payment Dates"), following each calendar year in which Net Income Before Taxes is determined.

          (iii) Payment of each Base Earn-Out Payment shall be contingent upon, and the Shareholder shall not be entitled to the full amount of the Base Earn-Out Payment unless, the Company achieves Net Income Before Taxes for the full calendar year preceding the Earn-Out Payment Date in an amount equal to Two Million Two Hundred Thousand Dollars ($2,200,000) (the "Targeted Amount"). To the extent the Company's Net Income Before Taxes for the full calendar year preceding the Earn-Out Payment Date is less than the Targeted Amount, the Base Earn-Out Payment shall be reduced on a dollar-for-dollar basis by the amount of the shortfall (the "Shortfall Amount"); provided, that no Base Earn-Out Payment shall be made in the event that the Company's Net Income Before Taxes for the calendar year preceding the Earn-Out Payment Date is less than $500,000 In the event that a Shortfall Amount occurs with respect to any year within the Earn-Out Period, and if during any other year in the Earn-Out Period (whether before or after the year in which the Shortfall Amount was incurred) the Company's Net Income Before Taxes exceeds the Targeted Amount, the amount of such excess over the Targeted Amount (the "Excess Amount") shall first be applied to reduce the Shortfall Amount in the earliest order in which any Shortfall Amounts were incurred (provided the Excess Amount may only be applied in any year until consumed).

               (A) To the extent that an Excess Amount recognized in a subsequent year is applied against a Shortfall Amount recognized in a prior year, the Earn-Out Payment for any year in which the Excess Amount was applied shall be recomputed to include application of the Excess Amount, and the difference between the Earn-Out Payment that was originally made for such year and the Earn-Out Payment that is now recomputed for such year shall be paid to the Shareholder in conjunction with the Base Earn-Out Payment for the current year. See Example 1 on Schedule 1.2(b)(v).

               (B) To the extent that an Excess Amount recognized in a prior year is applied against a Shortfall Amount recognized in a subsequent year, the Base Earn-Out Payment for any year in which the Excess Amount was applied shall be computed to include application of the Excess Amount. The Base Earn-Out Payment shall, however, be reduced by 50% of the Excess Amount applied to the extent that any Additional Earn-Out Payment (as defined in Section 1.2(b)(iv) below) was previously paid to the Shareholder on the Excess Amount applied in computing the Base Earn-Out Payment. In other words, the Base Earn-Out Payment must be reduced by the benefit of any Additional Earn-Out Payment previously paid to the Shareholder. See Example 2 on Schedule 1.2(b)(v).

          (iv) An additional annual amount (an "Additional Earn-Out Payment" and collectively with the Base Earn-Out Payment, the "Earn-Out Payments") shall be paid to the Shareholder on each Earn-Out Payment Date in an amount equal to one-half (1/2) of the Excess Amount (i.e., the amount by which the Company's Net Income Before Taxes in the calendar year preceding the Earn-Out Payment Date) exceeds the Targeted Amount; provided: (x) no Excess Amounts shall be applied towards any Additional Earn-Out Payments until first applied to make up in full any prior Shortfall Amounts; and (y) in no event shall the total cumulative aggregate amount of the Additional Earn-Out Payments exceed Six Million Dollars ($6,000,000).

          (v) Without limiting the foregoing provisions, the examples contained within Schedule 1.2(b)(v) are offered to clarify the application of this Section 1.2(b).


     (c) The following principles shall apply for the purpose of computing Net Income Before Taxes of the Company and the corresponding Earn-Out Payments:

          (i) The net income before taxes of the Company shall be determined based upon separate financial statements of the Company derived from the audited consolidated financial statements of Stonepath for each of the years in the Earn-Out Period.

          (ii) The Company shall continue to be accounted for as a separate operating unit;

          (iii) No business of a new, existing or prospective customer of the Company (including customers or prospective customers of the Company that are introduced to Stonepath, Purchaser or any Affiliate thereof by Shareholder or the Company), shall, without the consent of the Shareholder, be serviced by an Affiliate of Stonepath other than the Company, and if consent is provided and such business is serviced by an Affiliate of Stonepath other than the Company, then adequate provision shall be made in a manner reasonably acceptable to Shareholder so as to appropriately credit the Company as if it had performed the service; provided, that in determining the amount of any such credit, adequate provision shall also be made to reduce the credit for any service provided by the Company for customers generated by Stonepath or any Affiliate of Stonepath other than the Company; and

          (iv) The net income before taxes of the Company shall be determined without offset for:

               (A) any overhead or management charges which may otherwise be charged by the Purchaser or any corporate parent or affiliate of the Purchaser, other than (x) direct costs of the Company which are otherwise paid or incurred by the Purchaser or Stonepath on behalf of the Company, or (y) that portion of Stonepath's shared administrative services provided by Stonepath for the benefit of the Company which are either: (1) agreed to by the Shareholder; or (2)(a) for services which generally replace services previously obtained directly by the Company internally or from third parties, and (b) are provided at no greater than market rates available from unaffiliated third party vendors;

               (B) any amortization or depreciation of intangibles which are either (x) created by the transactions occurring at the Closing or (y) were as a result of transactions of the Company which occurred before the Closing and were disclosed in the Financial Statements of the Company provided to Purchaser prior to the Closing;

               (C) any depreciation, amortization, interest or other direct or indirect charges or expenses against net income associated with financings or other debt obligations, or any payments or prepayments thereof, of the Purchaser or Stonepath, whether currently existing or later incurred, other than the actual cost of financings or other debt obligations incurred by the Company in connection with operation of the Company's Business;


               (D) costs associated with maintaining any Excess Employee Benefit Plan Coverage for the employees of the Company; and

               (E) costs associated with the preparation of the Audited Financial Statements.


     (d) Stonepath and Purchaser hereby guarantee the due performance, execution, observance and payment by the Purchaser of all of the Purchaser's obligations and duties arising under, in connection with or incident to this Agreement and any Ancillary Documents executed in connection with the transactions subject to this Agreement, all upon the terms and conditions set forth in the Guaranty Agreement in the form attached as Exhibit A

1.3  Objections; Dispute Resolution.

     (a) On each Earn-Out Payment Date, Purchaser and Stonepath shall prepare and deliver to the Shareholder, along with the Earn-Out Payment, a certificate (the "Annual Earn-Out Certificate") signed by the Chief Financial Officer of Stonepath setting forth the amount and method of calculating Net Income Before Taxes for the prior calendar year (or portion thereof) the calculation of the Earn-Out Payment then due, if any, and the recovery of the Shortfall Amount, if any.

     (b) If the Shareholder concludes that any matter reported in an Annual Earn-Out Certificate is not accurate, the Shareholder shall, within thirty (30) days after his receipt of the such Annual Earn-Out Certificate (the "Response Period"), deliver to the Purchaser a written statement (the "Objection Notice"):
(i) setting forth in reasonable detail the nature of the objections to each of any discrepancies believed to exist, and (ii) requesting all additional information required by the Shareholder to perform calculations relating to matters contained in such certificate. If no Objection Notice is given within the Response Period, then the calculations set forth in an Annual Earn-Out Certificate, shall be controlling for all purposes of this Agreement.

     (c) If an objection notice is timely given within the Response Period, the Purchaser shall provide Shareholder all requested information included in the Objection Notice within fifteen (15) days; thereafter, the Purchaser and the Shareholder shall use good faith efforts to jointly resolve any properly noticed objections and discrepancies within thirty (30) days of the receipt by the Purchaser of an Objection Notice, which resolution, if achieved, shall be fully and completely binding upon all Parties to this Agreement and not subject to further review, appeal, or dispute.

     (d) If Purchaser and the Shareholder are unable to resolve the objections and discrepancies to their mutual satisfaction within such thirty (30) day period, then the matter shall be submitted to an accounting firm of national reputation mutually acceptable to Purchaser and the Shareholder (the "Independent Accountants"). In submitting a dispute to the Independent Accountants, the Purchaser, the Company and the Shareholder shall concurrently furnish, at their own expense, to the Independent Accountants and the other Party such documents and information as the Independent Accountants may request. Each Party may also furnish to the Independent Accountants such other information and documents as it deems relevant, with copies of such submission and all such documents and information being concurrently given to the other Party. Neither Party shall have or conduct any communication, either written or oral, with the Independent Accountants without the other Party either being present or receiving a concurrent copy of any written communication. The Independent Accountants may conduct a conference concerning the objections and disagreements between the Purchaser and the Shareholder, at which conference each Party shall have the right to (i) present its documents, materials and other evidence (previously provided to the Independent Accountants and the other Party), and (ii) have present its or their advisors, accountants and/or counsel. The Independent Accountants shall promptly (but not to exceed seventy-five (75) days from the date of engagement of the Independent Accountants) render a decision on the issues presented, and such decision shall be final and binding on all of the Parties to this Agreement. In the event the Independent Accountants require a payment to be made by Purchaser to Shareholder, such payment shall be due and payable within thirty (30) days from the date the decision is rendered ("Independent Accountant Required Payment") Each of the parties shall agree to indemnify and hold harmless the Independent Accountants, and to execute whatever documents or agreements are necessary to effectuate the foregoing.

     (e) If the decision of the Independent Accountants indicates that the amount of the Earn-Out Payment set forth in the Annual Earn-Out Certificate is under reported by 10% or more, then in that event, Purchaser and Stonepath shall reimburse Shareholder for all fees, costs and expenses associated with the challenge to the Annual Earn-Out Certificate in Section 1.3(b)(c) and (d), and all fees, costs and expenses to engage the Independent Accountants to perform the duties as set forth above. If the decision of the Independent Accountants indicates that the amount of the Earn-Out Payment set forth in the Annual Earn-Out Certificate is under reported by more than 5%, but less than 10%, then, and in that event, Shareholder and Purchaser shall each pay 50% of all costs, fees and expenses to engage the Independent Accountants. If the decision of the Independent Accountants indicates that the amount of the Earn-Out Payment set forth in the Annual Earn-Out Certificate is under reported by less than 5%, then, in that event, Shareholder shall pay all fees, costs and expenses to engage the Independent Accountants to perform their duties as set forth above. All payments of fees, costs and expenses pursuant to this section shall be due and payable to the prevailing party by the non-prevailing party within 30 days of presentment of the invoice for such fees, costs and expenses, after which, the unpaid amounts shall bear interest at the rate of 7% per annum.

     (f) In the event that Purchaser fails: (i) to make the Earn-Out Payment to Shareholder by the dates set forth in Section 1.2, or (ii) fails to make the Independent Accountant Required Payment, if any, within thirty (30) days of the date that the Independent Accountants render the decision as provided in Section 1.3(d), then in either event, Purchaser and Stonepath agree that the amounts due Shareholder for such Earn-Out Payments and Independent Accountants Required Payments shall be increased by 30%, notwithstanding anything contained herein to the contrary. Further, if the event Purchaser fails to make any Earn-Out Payments by the due dates set forth in Section 1.2, or fails to make the Independent Accountants Required Payments, if any, within thirty (30) days from the date that the Independent Accountant renders the decision as provided in
Section 1.3(d), then Purchaser and Stonepath also agree to pay to Shareholder interest on the unpaid amounts at the rate of 12% per annum, until such time as all unpaid amounts, including all accrued interest has been paid in full to Shareholder.

     (g) In connection with their review of the all matters arising under the Annual Earn-Out Certificate, the Purchaser shall afford the Shareholder and his representatives complete access to the books, records, personnel and facilities of or pertaining to the Company

                                   ARTICLE II
                                     CLOSING

2.1  Closing Date.

     The Closing of the purchase and sale of the Shares shall take place at the offices of Haliw, Siciliano & Mychalowych, 37000 Grand River Avenue, Suite 350, Farmington Hills, Michigan, as soon as practicable after the conditions to the Closing set forth in Articles VI and

VII have been satisfied, but in no event later than the Termination Date, unless the parties mutually agree to extend the Termination Date. The date of the Closing is hereinafter referred to as the "Closing Date." Subject to the provisions of Article VIII, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.1 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

     2.2 Closing Transactions.

     At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

     (a) The Shareholder shall deliver to the Purchaser the following:

          (1) A certificate or certificates representing all of the Shares duly endorsed by the Shareholder in blank or accompanied by assignments separate from certificate duly endorsed in blank;

          (2) A certificate of the Shareholder to the effect that: (i) all representations and warranties made by the Shareholder under this Agreement are true and correct as of the Closing Date, as though originally given to Purchaser on the Closing Date; (ii) the Company and the Shareholder have performed all obligations to be performed by them under this Agreement prior the Closing Date; and (iii) the conditions precedent identified in Article VII have been satisfied;

          (3) A certificate of good standing of the Secretary of State of Michigan, dated within fifteen (15) days of the Closing Date, to the effect that the Company is in good standing under the laws of such state;

          (4) An incumbency certificate signed by all of the officers of the Company dated at or about the Closing Date;

          (5) Copies of the Company's certificate of incorporation and bylaws certified by the Secretary of the Company dated at or about the Closing Date;

          (6) An employment agreement in the form attached as Exhibit B to this Agreement (the "Employment Agreement") executed by the Shareholder;

          (7) The resignation of each officer and director of the Company in form and substance satisfactory to Purchaser;

          (8) An opinion of the Shareholder's counsel in form and substance satisfactory to the Purchaser;

          (9) A copy of the Audited Financial Statements;

          (10) Either (i) evidence satisfactory to the Purchaser that all Bank Indebtedness of the Company has been repaid in full or (ii) a request that the Purchaser apply a portion of the purchase price to be paid at the Closing to the repayment in full of all Bank Indebtedness;

          (11) A non-foreign person affidavit as required by Section 1445 of the Code; and

          (12) Such other documents, agreements, consents, and approvals as are required under this Agreement or as may be reasonably requested by the Purchaser.

     (b) Purchaser will deliver to the Shareholder the following:

          (1) Purchaser shall deliver or shall cause to be delivered to the Shareholder the portion of the Purchase Price required to be paid at the Closing under Section 1.2(b)(i) by wire transfer of immediately available funds to the bank account designated in writing by the Shareholder at least three (3) days prior to Closing;

          (2) A certificate of the Purchaser's Chief Executive Officer to the effect that: (i) all representations and warranties of the Purchaser under this Agreement are true and correct as of the Closing Date, as though originally given to the Shareholder on the Closing Date; (ii) the Purchaser has performed all obligations to be performed by it under this Agreement prior the Closing Date; and (iii) the conditions precedent identified in Article VI have been satisfied.

          (3) A certificate of good standing of the Secretary of the State of Delaware, dated within fifteen (15) days of the Closing Date, that the Purchaser is in good standing under the laws of said state;

          (4) Certified resolutions of the Purchaser's board of directors, dated at or about the Closing Date, authorizing the transactions contemplated under this Agreement;

          (5) An incumbency certificate signed by all of the officers of the Purchaser dated at or about the Closing Date;

          (6) The Employment Agreement executed by the Purchaser;

          (7) The Guaranty of Stonepath in the form attached as Exhibit A to this Agreement;

          (8) An opinion of the Purchaser's counsel in form and substance satisfactory to the Shareholder; and

          (9) Such additional documents, agreements, consents, and approvals as are required under this Agreement or as may be reasonably requested by the Shareholder.

                                   ARTICLE III
        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDER

     As a material inducement to Purchaser to execute this Agreement and consummate the transactions contemplated hereby, the Company and the Shareholder, do hereby jointly and severally, represent to the Purchaser that the following representations and warranties are true and correct, except as otherwise set forth in written disclosure schedules (the "Shareholder's Schedules") delivered to Purchaser pursuant to this Article III, a copy of which is attached to this Agreement as Exhibit C. The Shareholder's Schedules are numbered to correspond to the various sections of this Article III setting forth certain exceptions to the representations and warranties contained in this
Article III and certain other information required by this Agreement. Unless otherwise specified, no disclosure made in any particular Shareholder's Schedule shall be deemed made in any other Shareholder's Schedule unless expressly made therein.

     3.1 Organization, Qualification and Status.

     The Company is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Michigan. The Company has full corporate power and authority to own, lease and use its properties and to carry on its business as presently conducted. Except as set forth on Schedule 3.1, the Company is duly qualified or licensed to do business and in good standing as a foreign corporation in each of the jurisdictions in which the nature of its business or the character of the properties and assets which it owns or leases makes such qualification or licensing necessary. Each jurisdiction in which the Company is qualified or licensed to do business as a foreign corporation is set forth in Schedule 3.1.

     The Company has not, during the six (6) year period immediately preceding the date hereof, changed its name, been the surviving entity of a merger, consolidation or other reorganization, or acquired all or substantially all of the assets of any person or entity. Schedule 3.1 sets forth all assumed names under which the Company or such predecessors have conducted business.

     3.2 Corporate Instruments and Records.

     The copies of the Company's certificate of incorporation and bylaws, each certified by the Secretary of the Company and heretofore furnished to Purchaser, are true, correct and complete and each include all amendments to the date hereof. The Company's minute books, as made available to Purchaser, contain a true, complete and correct record of all corporate action taken on or prior to the date hereof at the meetings of its shareholders and directors and committees thereof. The stock certificate books and ledgers of the Company, as made available to Purchaser for inspection, are true, correct and complete, and accurately reflect, at the date hereof, the ownership of the outstanding capital stock of the Company by the Shareholders.

     3.3 Capitalization.

     The authorized capital stock of the Company consists of 60,000 shares of Common Stock, $1.00 par value per share, of which 7,500 shares are issued and outstanding and constitute the Shares. All of the Shares are held beneficially and of record by the Shareholder, and no shares are held in the treasury of the Company. All of the Shares are validly issued, fully paid and non-assessable and entitled to vote at shareholder meetings, and none of the Shares has been issued in violation of any preemptive rights of shareholders or transferred in violation of any transfer restrictions relating thereto. None of the Shares are subject to any preemptive or other right created by statute, the Company's certificate of incorporation or by laws, by contract, or otherwise. There are no authorized or outstanding options, warrants, convertible securities, subscription rights, puts, calls, unsatisfied pre-emptive rights or other rights of any nature to purchase or otherwise receive, or to require the Company to purchase, redeem or acquire, any shares of the capital stock or other securities of the Company and there is no outstanding security of any kind convertible into such capital stock. There are no existing Rights respecting any shares of the capital stock of the Company. None of the shares of capital stock or other securities of the Company were issued in violation of the Securities Act, state securities laws, or any other legal requirement.

     3.4 Ownership of Shares.

     The Shareholder owns and holds, beneficially and of record, the entire right, title and interest in and to the Shares, free and clear of Rights or Encumbrances of any kind or nature whatsoever, and has full power and authority to vote the Shares and to approve the transactions contemplated by this Agreement, such Shares constituting, in the aggregate, all of the issued and outstanding shares of capital stock of the Company. The Shareholder has the full power and authority to vote, transfer and dispose of the Shares owned by him, free and clear of any Right or Encumbrance of any kind or nature whatsoever other than restrictions under the Securities Act, as and applicable state securities laws. At the Closing, the Purchaser will acquire good title to the Shares, free and clear of all Rights and Encumbrances. Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right of any Person to acquire, or to cause the redemption of, the Shares or to effect the merger or consolidation of the Company with or into any other Person.

     3.5 No Subsidiary.

     The Company does not have any Subsidiary or any ownership interest in any other entity and the Company is not a party to any joint venture arrangement and does not have the right or obligation to acquire any securities of or ownership interests in any other person or entity.

     3.6 Authority of Shareholder.

     The Shareholder has the full capacity, power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and hereof. This

Agreement and the Ancillary Agreements have been duly authorized, executed and delivered by the Shareholder and are legal, valid and binding obligations of the Shareholder, enforceable against the Shareholder in accordance with their terms. No notices to, declaration, filing or registration with, approvals or consents of, or assignments by, any Persons (including Governmental Authorities) are necessary to be made or obtained by the Company or the Shareholder in connection with the execution, delivery or performance by the Company or the Shareholder of this Agreement or the Ancillary Agreements.

     3.7 No Violation.

     To the best of Company and Shareholder's knowledge, the Company is not in default under or in violation of any provision of (a) its certificate of incorporation or bylaws, or (b) any agreement, understanding, arrangement, indenture, contract, lease, sublease, license, sublicense, franchise, loan agreement, note, restriction, obligation or liability to which it is a party or by which it is bound or to which it or its assets are subject (individually, an "Instrument" and collectively, the "Instruments"). To the best of Company and Shareholder's knowledge, and except as set forth on Schedule 3.7, neither the execution and delivery of this Agreement or the Ancillary Agreements by the Shareholder, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with the terms hereof or thereof, will (i) conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of incorporation or bylaws of the Company, nor (ii) violate, conflict with or result in a breach of or default under any of the terms, conditions or provisions of any Instrument, nor (iii) accelerate or give to others any interests or rights, including rights of acceleration, termination, modification or cancellation, under any Instrument, nor (iv) result in the creation of any Encumbrance on the assets, capital stock or properties of the Company, nor (v) conflict with, violate or result in a breach of or constitute a default under, any Applicable Law to which the Company or any of its assets or properties is subject, nor (vi) require the Company to give notice to, or obtain an authorization, approval, order, license, franchise, declaration or consent of, or make a filing with, any Governmental Authority or any other Person.

     3.8 Financial Statements.

     (a) Schedule 3.8 hereto contains true and correct and complete copies of the unaudited financial statements of the Company for its three most recently completed fiscal years ended December 31, 1999, December 31, 2000, and December 31, 2001(the " Financial Statements"). The Financial Statements have been prepared in conformity with GAAP applied on a consistent basis, and present fairly the financial position and results of operations and cash flows of the Company at the dates and for the periods covered by such Financial Statements. All liabilities and obligations of the Company outstanding as of the dates of the Financial Statements required to be reflected as liabilities in accordance with GAAP have been included in the Financial Statements. There have been no material changes in the financial condition, assets, liabilities, or results of operations of the Company from December 31, 2001 to the date hereof, except changes in the Ordinary Course of Business, none of which, either singly or in the aggregate, has been materially adverse. Since December 31, 2001, the Company has conducted its business in a normal and customary manner. The books and records of the Company from which the Financial Statements were prepared properly and accurately record the transactions and activities which they purport to record.

     (b) The Company has not engaged in any transaction, maintained any bank account, or used any corporate funds except for the transactions, bank accounts or funds which have been and are reflected in the Company's books and records.

     3.9 Absence of Undisclosed and Contingent Liabilities.

     (a) To the best of Company and Shareholder's knowledge and except as set forth on Schedule 3.9, the Company has no Liabilities except (i) Liabilities which are reflected and properly reserved against in the Financial Statements,
(ii) Liabilities incurred in the Ordinary Course of Business since December 31, 2001, and (iii) Liabilities arising under the Material Contracts set forth in the Shareholder's Schedules or which are not required to be disclosed on such Shareholders' Schedules and which have arisen in the Ordinary Course of Business.

     (b) Except as set forth in Schedule 3.9, none of the Liabilities described in this Section 3.9 relates to any breach of contract, breach of warranty, tort, infringement or violation of law, or arose out of any action, order, writ, injunction, judgment, or decree outstanding or claim, suit, litigation, proceeding, investigation or dispute.

     (c) The reserves for Liabilities set forth on the balance sheets included in the Financial Statements are reasonable.

     3.10 No Adverse Changes.

     Since December 31, 2001 and except as set forth on Schedule 3.10 or otherwise set forth within the Shareholder's Schedules, the Company has operated in the Ordinary Course of Business and has not:

     (a) Sold, leased, assigned or otherwise transferred any material properties or assets, or disposed of or permitted to lapse any rights in any Permit or Intellectual Property owned or used by the Company, other than in the Ordinary Course of Business, or organized any new business entity or acquired any equity securities, assets, properties, or business of any Person or any equity or ownership interest in any business or merged with or into or consolidated with any other Person;

     (b) Suffered, sustained or incurred any material loss or waived or released any material right or claim, whether or not in the Ordinary Course of Business;

     (c) Suffered, sustained or incurred any material damage, destruction or casualty loss to any material properties or assets, whether or not covered by insurance;

     (d)  Engaged in any transaction not in the Ordinary Course of Business;

     (e) Made any capital expenditure in excess of $25,000 individually or $100,000 in the aggregate;

     (f) Subjected any of its properties or assets to any Encumbrance, whether or not in the Ordinary Course of Business;

     (g) Issued any note, bond or other debt security; created, incurred or assumed any indebtedness for borrowed money or capitalized lease obligation or otherwise incurred any material Liability, except current Liabilities incurred in the Ordinary Course of Business;

     (h) Except as set forth on Schedule 3.10, discharged or satisfied any Encumbrance, or paid any material Liability, other than current Liabilities shown on the most recent balance sheet included in the Financial Statements, and current Liabilities incurred in the Ordinary Course of Business since December 31, 2001;

     (i) Declared, set aside or paid a dividend or made any other distribution with respect to any class or series of capital stock of the Company, except for those S corporation distributions necessary to cover applicable pass-through taxes on the Company's net income in 2002 prior to the Closing, or directly or indirectly redeemed, purchased or otherwise acquired any shares of any class or series of the Company's capital stock;

     (j) Except as set forth on Schedule 3.10, increased the salary, wage or other compensation or level of benefits payable or to become payable by the Company to any of its employees, officers, or directors, including, without limitation, granting or accruing any bonus, incentive compensation, service award, or other similar benefit;

     (k) Except as set forth on Schedule 3.10, loaned money to any Person or guaranteed any loan to or Liability of any Person, whether or not in the Ordinary Course of Business;

     (l) Except as described in the Shareholder's Schedules, amended or terminated any Material Contract, except in the Ordinary Course of Business;

     (m) Changed accounting methods or practices (including, without limitation, any change in depreciation, amortization or cost accounting policies or rates) or reevaluated any of the Company's assets;

     (n)  Suffered, sustained or incurred any Material Adverse Change;

     (o) Incurred any termination of any material customer account or group of accounts or received notice from any customer, supplier, vendor, Governmental Authority or any other Person which could give rise to or result in a Material Adverse Effect on the Company;

     (p) Delayed or postponed the payment of accounts payable or other Liabilities outside of the Ordinary Course of Business;

     (q) Entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement or adopted, amended, modified or terminated any benefit plan for the benefit of any of the Companies' directors, officers or employees;

     (r) Made any change or amendment in its certificate of incorporation, bylaws, or other governing instruments;

     (s) Issued or sold any securities; acquired, directly or indirectly, by redemption or otherwise, any securities; reclassified, split-up or otherwise changed any such equity security; or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

     (t) Except as noted on Schedule 3.10, incurred any Liability other than in the Ordinary Course of Business;

     (u) Failed to pay any material Liability outside of the Ordinary Course of Business;

     (v) Disposed of, or permitted to lapse, any Intellectual Property rights or disclosed any trade secret, process or know-how to any Person not an employee;

     (w) Entered into any contract other than in the Ordinary Course of Business; and/or

     (x)  Entered into any contract to do any of the foregoing.

     3.11 Guarantees.

     (a) The Company has not guaranteed, become surety or contingent obligor for or assumed any obligation, debt or dividend of any Person. No assets of the Company are or have been pledged, hypothecated, delivered for safekeeping, subjected to a security interest or otherwise provided in any way as security for payment or performance of any obligation of a Person other than the Company.

     (b) Schedule 3.11 identifies all obligations and liabilities of the Company for which the Shareholder has provided or been caused to incur personal guarantees thereof.

     3.12 Tax Matters.

     (a) Schedule 3.12 contains a list of the Tax Returns which the Company has filed for any taxable periods ended on or after December 31, 1997 ("Company's Tax Returns").

The Shareholder has provided the Purchaser with true, correct, and complete copies of all such Tax Returns.

     (b) Except as set forth on Schedule 3.12 attached hereto:

          (i) The Company (A) has timely and properly filed or caused to be filed all Tax Returns which it is or has been required to file on or prior to the date hereof, by any jurisdiction to which it is or has been subject, all such tax returns being true and correct and complete in all respects, (B) has timely paid or caused to be paid in full all Taxes which are or have become due and payable to all taxing authorities with respect to such returns and periods,
(C) has made or caused to be made all withholdings of Taxes required to be made by it, and such withholdings have either been paid to the appropriate governmental agency or set aside in appropriate accounts for such purpose, and
(D) has otherwise satisfied, in all material respects, all applicable laws and agreements with respect to the filing of Tax Returns and the payment of Taxes.

          (ii) The Company has properly accrued and reflected in its Financial Statements, and has thereafter to the date hereof properly accrued, and will from the date hereof through the Closing Date properly accrue, all liabilities for Taxes, all such accruals being in the aggregate sufficient for payment of all such taxes and assessments.

          (iii) There are no unassessed Tax deficiencies proposed or threatened against the Company, nor are there any agreements, waivers, or other arrangements providing for extension of time with respect to the assessment or collection of any Tax against the Company or any actions, suits, proceedings, investigations or claims now pending against the Company with respect to any Tax, or any matter under discussion with any Governmental Authority relating to any Taxes.

          (iv) The Company is not and has never been a member of an affiliated group of corporations (within the meaning of Section 1504 of the Code).

          (v) The Company is not a party to, is not bound by, and does not have any obligation under any tax sharing, tax indemnity, or similar agreement.

          (vi) The Company has not made and will not make a change in method of accounting for a taxable year beginning on or before the Closing Date, which would require it to include any adjustment under Section 481(a) of the Internal Revenue Code in taxable income for any taxable year beginning on or after the Closing Date.

          (vii) Shareholder is not a foreign person so that Section 897 and 6039C of the Internal Revenue Code are not applicable to the transactions provided for hereunder.

          (viii) The Company, since January 1, 1995, has been a validly electing "S Corporation" as that term is defined in Sections 1361 and 1362 of the Code, and has never revoked or terminated such election, nor has it taken any action which would threaten, jeopardize or disqualify the Company from its S Corporation status. In accordance with the
Section 338(h)(10) election, the Company's final "S Corporation" return shall report any gain or loss from the deemed sale under Section 338.

          (ix) The Company has no Subsidiary that is a "qualified subchapter S subsidiary" within the meaning of Section 1361(b)(3)(B) of the Code.

          (x) The Company has not in the past ten (10) years, (A) acquired assets from another corporation in a transaction in which the Company's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor, or (B) acquired the stock of any corporation which is a "qualified subchapter S subsidiary".

          (xi) Schedule 3.12 identifies all audits of the Company's Tax Returns, if any, including a reasonably detailed description of the nature and outcome of each audit. The Company has not given or been requested to give waivers or extensions of any statute of limitations relating to the payment of Taxes.

          (xii) The Company has not filed a consent under Section 341(g) of the Code concerning collapsible corporations. The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (A) any "excess parachute payment" within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign Tax law) or (B) any amount that will not be fully deductible as a result of Section 162(m) of the Code 162 (or any corresponding provision of state, local or foreign Tax law. The Company has not been a United states real property holding corporation within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

          (xiii) The Company has withheld and paid all taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee stockholder, or any other third party for which withholding obligations are imposed.

     3.13 Litigation.

     Except as set forth in Schedule 3.13, there are no actions, suits or proceedings at law or in equity, or arbitration proceedings, or claims, demands or investigations, pending or threatened (i) against or involving the Company or any of its officers or directors (in their capacity as such), (ii) which seeks to enjoin or obtain damages in respect of the transactions contemplated by this Agreement, or (iii) which would prevent the Shareholder from consummating the transactions contemplated by this Agreement. Except as set forth in Schedule 3.13, there are no proceedings pending or threatened against or involving the Company by or before any Governmental Authority (including but not limited to any Governmental Authority concerned with control of foreign exchange, energy, environmental protection or pollution control, franchising or other distribution arrangements, antitrust or trade regulation, civil rights, labor or discrimination, wages and hours, safety or health, zoning or land use). The Company is not in violation of any Injunction of any Governmental Authority.

     3.14 Real Property.

     (a) Leased Real Property. The Company has the right to use all real property necessary for the conduct of its business as presently conducted.
Schedule 3.14 identifies all such real property. Except as set forth in Schedule 3.14, the Company is not a party to any leases of real property. The Company is the lessee under the real estate leases described on Schedule 3.14 hereto. True, correct and complete copies of said leases and any amendments, extensions and renewals thereof have heretofore been delivered by the Company to Purchaser. The Company enjoys quiet and undisturbed possession under each of said leases. The Company's interest in each of such leases is free and clear of any Encumbrances, is not subject to any deeds of trust, assignments, subleases or rights of any third parties created by the Company, other than the lessor thereof. To the best of the Company's and Shareholder's knowledge, the leased real estate is free and clear of any zoning or use or building restriction or any pending, proposed or threatened zoning or use or building restriction which would interfere with the present or any intended use by the Company of any of such leased real estate. Said leases are valid and binding and in full force and effect, and are not in default as to the payment of rent or otherwise. The consummation of the transactions contemplated by this Agreement will not constitute an event of default under any of said leases and the continuation, validity and effectiveness of such leases will not be adversely affected by the transactions contemplated by this Agreement.

     (b) Owned Real Property. The Company does not own any real property.

     3.15 Tangible Personal Property.

     The Company owns or has the right to use all personal property necessary for the conduct of its business as presently conducted. Schedule 3.15 sets forth a list of the tangible personal property of the Company (the "Tangible Personal Property"). Except as set forth on Schedule 3.15 hereto and except for property disposed of in the Ordinary Course of Business of the Company, the Company has all right, title and interest in, and good title to, the Tangible Personal Property free and clear of any Encumbrance of any kind or nature whatsoever. Except as set forth on Schedule 3.15, with respect to each item of Tangible Personal Property, (i) there are no leases, subleases, licenses, options, rights, or concessions or other agreements, written or oral, granting to any party or parties the right of use of any portion of such item of Tangible Personal Property, (ii) there are no outstanding options or rights of first refusal in favor of any other party to purchase any such item of Tangible Personal Property or portion thereof or interest therein, and (iii) there are no parties other than the Company which are in possession of or are using such Tangible Personal Property. True, complete and correct copies of all leases and licenses relating to the Tangible Personal Property have heretofore been delivered by the Company to Purchaser.

     3.16 Condition of Buildings and Tangible Personal Property.

     To the best of the Company's and Shareholder's knowledge, all of the premises occupied and the items of Tangible Personal Property are in such operating condition and repair as are necessary for the conduct of the Business, comply in all respects with Applicable Laws, including but not limited to zoning, building and fire codes and are suitable and sufficient for the conduct of the Business. Each item of Tangible Personal Property is adequately covered by one of the insurance policies described in Section 3.26 hereto.

     3.17 Accounts and Notes Receivable.

     To the best of Company and Shareholder's knowledge, each of the accounts receivable of the Company included within the Financial Statements constitutes a valid claim in the full amount thereof against the debtor charged therewith on the books of the Company and has been acquired in the Ordinary Course of Business. Neither the Company nor any Shareholder believes that there is a justifiable reason that each account receivable is not fully collectible to the extent of the face value thereof (less the amount of the allowance for the doubtful accounts reflected on the most recent balance sheet included in the Financial Statements). There are no accounts receivable which arise pursuant to an agreement with the United States Government or any agency or instrumentality thereof.

     3.18 Material Contracts.

     (a) To the best of Shareholder's knowledge, Schedule 3.18 contains a list of all of the material contracts of the Company which shall consist of all agreements, leases, licenses, contracts, obligations, promises, commitments, arrangements, understandings, or undertakings, (whether oral or written or express or implied) to which the Company is a party, under which the Company may become subject to any obligation or liability, or by which the Company or any of its assets may become bound (collectively, the "Material Contracts") that satisfy any of the following:

          (i) each arrangement, agreement, contract or understanding that involves performance of services or delivery of goods or materials by the Company in an amount or for a value in excess of $10,000;

          (ii) each arrangement, agreement, contract or understanding that was not entered into in the Ordinary Course of Business;

          (iii) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other arrangement, agreement, contract or understanding affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and with terms of less than one year);

          (iv) each licensing agreement or other arrangement, agreement, contract or understanding with respect to patents, trademarks, copyrights, or other intellectual property (regardless of whether the Company is the licensee or licensor thereunder), including agreements with current or former employees, consultants, or contractors regarding the appropriation or the nondisclosure of any intellectual property assets of the Company;

          (v) each collective bargaining agreement or other arrangement, agreement, contract or understanding with any labor union or other employee representative of a group of employees;

          (vi) each joint venture, partnership, and other arrangement, agreement, contract or understanding (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

          (vii) each arrangement, agreement, contract or understanding containing covenants that in any way purport to restrict the business activity of the Company;

          (viii) each arrangement, agreement, contract or understanding providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

          (ix) each power of attorney that is currently effective and outstanding;

          (x) each arrangement, agreement, contract or understanding for capital expenditures in excess of $10,000;

          (xi) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business;

          (xii) each confidentiality and non-disclosure agreement (whether the Company is the beneficiary or the obligated party thereunder);

          (xiii) each employment contract, consulting contract, or severance agreement, including contracts (A) to employ or terminate officers or other personnel and other contracts with present or former officers or directors of the Company or (B) that will result in the payment by, or the creation of, any Liability of the Company, the Shareholder, or the Purchaser to pay any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

          (xiv) each arrangement, agreement, contract or understanding with a Related Person;

          (xv) any other arrangement, agreement, contract or understanding under which the consequences of a default or termination would reasonably be expected to have a Material Adverse Effect on the Business or the Company; and

          (xiii) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

     (b) True, correct and complete copies of each Material Contract listed in
Schedule 3.18 have been made available to Purchaser. To the best of Company and Shareholder's knowledge, all of the Material Contracts are valid, binding and enforceable against the respective parties thereto in accordance with their respective terms. Neither the Company nor any other party is in default or in arrears under the terms of any Material Contract, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default thereunder. The Company has fulfilled, or taken action to fulfill when due, all of its material obligations under each of the Material Contracts. To the best of Company and Shareholder's knowledge neither the Company nor the Shareholder has any reason to believe that the products or services called for by any executory Material Contract cannot be supplied in accordance with the terms of such Material Contract, and there is no reason to believe that any unfinished Material Contract will, upon performance by the Company, result in a loss by the Company. To the best of Company and Shareholder's knowledge, the Company has not committed any act, and there has been no omission, which may result in, and there has been no occurrence which may give rise to, Liability for breach of warranty (whether or not covered by insurance) on the part of the Company with respect to services rendered or products sold by the Company.

     3.19 Inventories.

     All of the Company's inventories are reflected in the Financial Statements at cost or market, whichever is lower; are good and salable or usable in the Ordinary Course of Business; are of sufficient quality for the normal operation of the Company's Business; and do not contain, any obsolete items.

     3.20 Relationship With Related Persons.

     The Shareholder, directors, officers, and employees of the Company, and their Related Persons do not have any interest in any of the properties or assets of or used by the Company and do not own, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that (i) has had business dealings or a material financial interest in any transaction with the Company, or (ii) has engaged or is engaged in competition with the Company with respect to any line of products or services of the Company in any market presently served by the Company (a "Competing Business") (except for the ownership of less than three percent (3%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market). Except as set forth on Schedule 3.20, the Shareholder, and no director or officer of the Company and none of their Related Persons is a party to any contract with, or has any claim against, the Company. All money owed by the Company to its shareholders, directors or officers, or their Related Persons, (other than for salary) are for bona fide debts and are set forth in Schedule 3.20.

     3.21 Banking Matters.

     Schedule 3.21 contains a true, complete and correct list of the names of all banks and other financial institutions (with account numbers) in which the Company has an account or safe deposit box, and of all brokerage firms and other entities and persons holding funds or investments of the Company, and the names of all persons authorized to draw thereon or have access thereto.

     3.22 Labor and Employment Matters.

     (a) Schedule 3.22 contains a complete list of all employment arrangements, all pension, retirement, profit sharing and bonus plans, and all deferred compensation, health, welfare, all severance management, and other similar plans for the benefit of any employees of the Company ("Employee Benefit Plans"), including employee plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Company at present is not, and during the five (5) year period preceding the Closing Date will not have been, a party to any collective bargaining agreement. The Company has never been a member of a "controlled group of corporations" within the meaning of Section 414(b) or (c) of the Code and has never maintained a defined benefit pension plan or contributed to a multiemployer plan as defined in Section 3(37) of ERISA. True, correct and complete copies of each Employee Benefit Plan have heretofore been delivered by the Company to Purchaser.

     (b) With respect to each Employee Benefit Plan:

          (1) there is no litigation, disputed claim (other than routine claims for benefits), governmental proceeding, inquiry or investigation pending or threatened with respect to each such Plan, its related trust, or any fiduciary, administrator or sponsor of such Plan; and

          (2) to the best of Company and Shareholder's knowledge, each such Plan has been established, maintained, funded and administered in all material respects in accordance with its governing documents, and any applicable provisions of ERISA, the Code and other Applicable Laws.

     (c) All directors, officers, and employees of the Company are set forth on
Schedule 3.22. The current salaries, job descriptions, and locations of such officers and employees are also set forth in Schedule 3.22.

     (d) The Company is not obligated to and does not (directly or indirectly) provide death benefits or health care coverage to any former employees or retirees.

     (e) To the best of the Company's and Shareholder's knowledge, the Company has complied with all Applicable Laws respecting employment practices, terms and conditions of employment, wages and hours, equal employment opportunity, and the payment of social security and similar taxes. To the best of the Company's and Shareholder's knowledge, the Company is not engaged in any unfair labor practice. To the best of the Company's and Shareholder's knowledge, the Company has complied with all applicable provisions of the Immigration Reform and Control Act of 1986.

          (f) The Company has not entered into any severance or similar arrangement in respect of any present or former employee that will result in an obligation (absolute or contingent) of the Company to make any payment to any present or former employee following termination of employment or upon consummation of the transactions contemplated by this Agreement.

     3.23 Intentionally omitted.

     3.24 Customers.

     Set forth on Schedule 3.24 is a list of the five largest customers of the Company based on the percentage of revenue represented by those customers for calendar years 2000 and 2001. No material customer of the Company has since the date of this Agreement canceled, terminated or threatened to cancel or otherwise terminate, his, her, or its relationship with the Company, except that the mix of the Company's customers changes from time to time in the Ordinary Course of Business.

     3.25 Product and Service Warranties.

     Except as set forth on Schedule 3.25, there are no liabilities of or claims against the Company or the Shareholder, and no liabilities or claims are threatened against the Company or the Shareholder, with respect to any product liability (or similar claim) or product or service warranty (or similar claim) claim that relates to any product or service provided by the Company and involves an amount in excess of $25,000 individually or $100,000 in the aggregate with all other claims.

     3.26 Insurance.

     Schedule 3.26 identifies all of the Company's insurance policies. To the best of Company and Shareholder's knowledge, all of such policies are in full force and effect and all premiums payable have been paid in full and the Company is in full compliance with the terms and conditions of such policies. The Company has not received any notice from any issuer of such policies of its intention to cancel or refusal to renew any policy issued by it or of its intention to renew any such policy based on a material increase in premium rates other than in the Ordinary Course of Business. None of such policies are subject to cancellation by virtue of the Agreement or the consummation of the other transactions contemplated herein. There is no claim by the Company pending under any of such policies as to which coverage has been questioned or denied.

     3.27 Compliance with Laws.

     To the best of the Company's and Shareholder's knowledge, the Company has complied in all material respects with all Applicable Laws applicable to it and its business, assets, properties and operations. Except as set forth on Schedule 3,27, neither the Company nor the Shareholder has received any notice to the effect that, or has been otherwise advised that, the Company is not in compliance with any Applicable Laws. Each of the Company and the Shareholder is not aware of any existing circumstances which are likely to result in any material violation of any Applicable Law.

     3.28 Licenses and Permits.

     To the best of the Company's and Shareholder's knowledge, the Company has secured all Permits necessary for the conduct of the Business, except for those Permits, the absence of which, either alone or in the aggregate, would not have a Material Adverse Effect upon the Business or the Company. With respect to each Permit, (a) such Permit is in full force and effect, (b) the Company (or other designated permittee or licensee thereunder) is in compliance with the terms, provisions and conditions thereof, (c) there are no outstanding violations, notices of noncompliance therewith, judgments, consent decrees, orders or judicial or administrative action(s) or proceedings(s) affecting such Permit, and (d) no condition exists and no event has occurred which (whether with or without notice, lapse of time or the occurrence of any other event) would permit the suspension or revocation of such Permit other than by expiration of the term set forth therein. Consummation of the transactions contemplated by this Agreement will not affect the validity, enforceability or effectiveness of any Permit.

     3.29 Environmental Matters.

     To the best of the Company's and Shareholder's knowledge, except as set forth on Schedule 3.29 hereto, (i) the Company is currently in compliance with all applicable Environmental Laws, and has obtained all permits and other authorizations from, and submitted all forms, fees, registrations, reports and similar filings to, the appropriate Person or Governmental Authority needed, or required, to operate its facilities in compliance with all Environmental Laws;
(ii) the Company has not violated any applicable Environmental Law; (iii) there is no present requirement of any applicable Environmental Law which is due to be imposed upon the Company which will increase its cost of complying with the Environmental Laws; (iv) all past on-site generation, treatment, processing, storage and disposal of Waste and Hazardous Materials by the Company and its predecessors have been done in compliance with currently applicable Environmental Laws; (v) all past off-site transportation, treatment, processing, storage and disposal of Waste and Hazardous Materials generated by the Company and its predecessors have been done in compliance with currently applicable Environmental Laws; (vi) the Company and its predecessors have not released, spilled, leaked or otherwise discharged into the environment any Regulated Substance except as expressly authorized by Environmental Laws; and (vii) the Company and its predecessors have not used or otherwise managed any Regulated Substance except in strict compliance with all Environmental Laws.

     3.30 Intellectual Property Matters.

     (a) The corporate name of the Company and the trade names and service marks listed in Schedule 3.30 are the only names and service marks which are used by the Company in the operation of the Business (the "Names and Service Marks").
Schedule 3.30 includes an identification of all Intellectual Property used in the Business of the Company. Except as noted on Schedule 3.30, the Company owns, or has enforceable rights to use all Intellectual Property presently in use by it and necessary for the operation of the Business as now being conducted; there are no outstanding licenses or consents granting third parties the right to use the Intellectual Property of the Company; the Company has received no notice of any adversely held patent, invention, trademark, copyright, service mark or trade name, or trade secret of any Person, or any claims of any other Person relating to any of the Intellectual Property; there is no presently known threatened infringement of any such Intellectual Property; the manufacture, sale or use of any products or services now or heretofore provided by the Company did not and does not infringe (nor has any claim been made that any such action infringes) the intellectual property rights of others; and the Company's ownership or right to use any of the Intellectual Property will not cease by reason of the execution, delivery, or performance of this Agreement.

     3.31 Absence of Certain Business Practices.

Intentionally Omitted.

     3.32 Disclosure.

     No representation or warranty of the Shareholder or the Company in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the factual statements contained herein, in light of the circumstances under which such statements are made, not misleading. Neither this Agreement nor any other document, certificate, exhibit, statement or schedule furnished or to be furnished by or on behalf of the Shareholder or the Company to the Purchaser in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the factual statements contained therein, in light of the circumstances under which made, not misleading.

     3.33 Brokers or Finders.

     Except as set forth on Schedule 3.33, for which Shareholder shall be solely responsible, neither the Company nor the Shareholder has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents commissions or similar payments in connection with this Agreement.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     As a material inducement to the Shareholder to execute this Agreement and to consummate the transactions contemplated hereby, Purchaser represents to the Shareholders that the following representations and warranties are true and correct.

     4.1 Organization and Qualification.

     Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has the corporate power and authority to carry on its business as presently conducted. Purchaser is duly qualified or licensed to do business and in good standing as a foreign corporation in each of the jurisdictions in which the nature of its business or the character of the properties and assets which it owns or leases makes such qualification or licensing necessary.

     4.2 Corporate Instruments and Records.

     The copies of the Purchaser's certificate of incorporation and bylaws, each certified by the Secretary of the Purchaser and heretofore furnished to the Shareholders, are true, correct and complete and each include all amendments to the date hereof. The Purchaser's minute books, as made available to the Shareholders, contain a true, complete and correct record of all corporate action taken on or prior to the date hereof at the meetings of its shareholders and directors and committees thereof.

     4.3 Authorization; Valid and Binding Obligation.

     Purchaser has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. This Agreement and the Ancillary Agreements have been duly executed and delivered by Purchaser and are legal, valid and binding obligations of Purchaser, enforceable against it in accordance with their terms. No notices to, declaration, filing or registration with, approvals or consents of, or assignments by, any Persons (including Governmental Authorities) are necessary to be made or obtained by the Purchaser in connection with the execution, delivery or performance by the Purchaser of this Agreement or the Ancillary Agreements.

     4.4 Litigation.

     There are no actions, suits or proceedings at law or in equity, or arbitration proceedings, or claims, demands or investigations, pending or threatened against or involving the Purchaser, or state of facts existing which could give rise to any such action, suit, proceeding, claim, demand or investigation. There are no proceedings pending or threatened against or involving the Purchaser by or before any Governmental Authority, department, commission, bureau, instrumentality or agency (including but not limited to any Governmental Authority concerned with control of foreign exchange, energy, environmental protection or pollution control, franchising or other distribution arrangements, antitrust or trade regulation, civil rights, labor or discrimination, wages and hours, safety or health, zoning or land use), or state of facts existing which could give rise to any such proceedings; and the Purchaser is not in violation of any Injunction of any Governmental Authority.

     4.5 No Violations.

     The Purchaser is not in default under or in violation of any provision of
(a) its certificate of incorporation or bylaws, or (b) any Instrument to which it is a party or by which its assets are subject. Neither the execution and delivery of the Purchaser's Agreements by the Purchaser, nor the consummation of the transactions contemplated thereby, nor compliance with the terms thereof, will (i) conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of incorporation or bylaws of the Purchaser, nor
(ii) violate, conflict with or result in a breach of or default under any of the terms, conditions or provisions of any Instrument, nor (iii) accelerate or give to others any interests or rights, including rights of acceleration, termination, modification or cancellation, under any Instrument or in or with respect to the business or assets of the Purchaser, nor (iv) result in the creation of any Encumbrance on the assets, capital stock or properties of the Purchaser, nor (v) conflict with, violate or result in a breach of or constitute a default under any Applicable Law to which the Purchaser or any of its assets or properties is subject, nor (vi) require the Purchaser to give notice to, or obtain an authorization, approval, order, license, franchise, declaration or consent of, or make a filing with, any Governmental Authority or other Person.

     4.6 Investment Intent.

     Purchaser acknowledges that the Shares it is acquiring are not registered under the Securities Act or under any State Securities law, and Purchaser is acquiring the Shares for its own account and not with a view to the distribution thereof within the meaning of Section 2(11) of the Securities Act.

     4.7 Disclosure.

     No representation or warranty of Purchaser in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the factual statements contained herein, in light of the circumstances under which such statements are made, not misleading. Neither this Agreement nor any other document, certificate, exhibit, statement or schedule furnished or to be furnished by or on behalf of the Purchaser to the Shareholders in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the factual statements contained therein, in light of the circumstances under which made, not misleading.

     4.8 Brokers or Finders.

     Purchaser and its officers and agents have incurred no obligations or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with this Agreement.


                                    ARTICLE V
                    COVENANTS OF THE PARTIES PENDING CLOSING

     The parties to this Agreement covenant and agree that from the date of this Agreement and until the earlier of the Closing Date or the termination of this Agreement in accordance with Article VIII hereof:

     5.1 Access to Information.

     At all times prior to the Closing or earlier termination of this Agreement in accordance with the provisions of Article VIII, and in each case subject to
Section 5.2 below, each of the Parties hereto shall provide to the other Parties (and the other parties' authorized representatives) full access during normal business hours and upon reasonable prior notice to the premises, properties, books, records, assets, liabilities, operations, contracts, personnel, financial information, customer information and other data and information of or relating to such Party (including without limitation all written proprietary and trade secret information and documents, and other written information and documents relating to intellectual property rights and matters), and will cooperate with the other party in conducting its due diligence investigation of such Party. Each of the Parties shall also have the authority to interview, as reasonably necessary and without undue disruption to each other's business, all employees, customers, vendors, suppliers and other parties having relationships with either of the Parties, and each such Party shall make such introductions as may be requested; provided, however, that access to customers shall be done in a commercially reasonably manner.

     5.2 Interim Operations.

          (a) The Company and the Shareholder agree (except as expressly contemplated by this Agreement, including any Exhibits and Schedules hereto, or to the extent that Purchaser shall otherwise consent in writing) that as to the
Company:

               (1) The Company shall carry on the Business in the Ordinary Course of Business and use all commercially reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it;

               (2) The Company shall not and shall not propose to: (a) declare, set aside or pay any dividend, on, or make other distributions in respect of, any of its capital stock, except for those S corporation distributions necessary to cover applicable pass-through taxes on the Company's net income in 2002 prior to the Closing, or purchase or redeem any shares of its capital stock; (b) split, combine or reclassify any of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (c) redeem, repurchase or otherwise acquire any shares of its capital stock; or (d) otherwise change its capitalization;

               (3) Except as contemplated by this Agreement, the Company shall not sell, issue, pledge, authorize or propose the sale or issuance of, pledge or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities;

               (4) The Company shall not amend its certificate of incorporation or its bylaws;

               (5) The Company shall not sell, lease, pledge, encumber or otherwise dispose of or agree to sell, lease, pledge, encumber or otherwise dispose of, any of its assets that are material or any other assets except in the Ordinary Course of Business and in no event amounting in the aggregate to more than $25,000;

               (6) The Company shall not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice and in no event amounting in the aggregate to more than $25,000;

               (7) The Company shall not make any capital expenditures in excess of $25,000 individually or $100,000 in the aggregate without the Purchaser's prior written consent;

               (8) The Company shall maintain the levels of inventory, materials and supplies used in the business of the Company consistent with past practice;

               (9) The Company shall not accelerate the collection of its accounts receivable or delay the payment of its accounts payable or other liabilities, in each case arising out of the operation of the business of the Company in a manner which would be inconsistent with past practice;

               (10) The Company shall not adopt or amend in any material respect any collective bargaining agreement or Employee Benefit Plan;

               (11) The Company shall not grant to any employees any increase in compensation or in severance or termination pay, or enter into any employment agreement with any employee;

               (12) The Company shall not acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or subdivision thereof, or make any investment by either purchase of stock or securities, contributions to capital, property transfer or, except in the Ordinary Course of Business, purchase of any property or assets, of any other individual or entity;

               (13) The Company shall not make any material Tax election or settle or compromise any material Tax liability;

               (14) The Company shall not waive, release, grant or transfer any rights of material value or modify or change in any material respect any Material Contract other than in the Ordinary Course of Business;

               (15) The Company shall not take any action, or fail to take any action, that is not in the Ordinary Course of Business or that is reasonably likely to result in any of the representations and warranties of the Company and the Shareholders set forth in this Agreement becoming untrue in any material respect;

               (16) The Company shall maintain in full force and effect all insurance coverages for its properties and assets substantially comparable to coverages existing on the date hereof;

               (17) Within (i) forty five (45) days of the close of each month after the execution of this Agreement, the Company shall make available to the Purchaser a preliminary balance sheet and income statement for the Company disclosing the financial position and results of operations of the Company for the preceding month and year-to-date; and

               (18) The Company shall not enter into, or modify, any contract with a Related Party.

     5.3 Documents at Closing.

     Each party to this Agreement agrees to execute and deliver at the Closing the documents identified in Section 2.2.

     5.4 Audited Financial Statements.

     The Company and the Shareholder shall cooperate with Stonepath and the Purchaser for the purpose of allowing a nationally recognized firm of independent certified public accountants to audit the books and records of the Company for the calendar year ended December 31, 2001 (the "Audited Financial Statements"). The Company and the Shareholder shall assist in the audit and to facilitate the production of the Audited Financial Statements, including providing access to the books and records of the Company in accordance with
Section 5.1 of this Agreement. In furtherance of the foregoing, the Company shall execute and deliver such documents and instruments as may be reasonably requested by such accountants to facilitate their completion of the Audited Financial Statements. The Purchaser shall pay all fees, costs and expenses arising from, incident to or in connection with the audit of the books and records of the Company and the preparation of the Audited Financial Statements, including the fees, costs and expenses of the

Company's independent accountants in rendering services in connection with such audit and preparation and review of the Audited Financial Statements.

     5.5 Employment Agreements.

     At and upon the Closing, Purchaser shall enter into employment agreements with certain members of management and key personnel of the Companies as set forth in Schedule 5.5. The Shareholder shall be employed under an employment agreement substantially in the form of Exhibit B.

     5.6 Notification of Certain Matters.

     The Shareholder shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to Shareholder, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any of its or their representations or warranties in this Agreement to be untrue or inaccurate and (b) any failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or them under this Agreement. The delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available to the party receiving such notice under this Agreement.

     5.7 Filings.

     If so required, the parties shall file with the Federal Trade Commission and the Antitrust Division of the Department of Justice notification and report forms with respect to the transactions contemplated hereby pursuant to the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the rules promulgated thereunder. In the event that the filing of a premerger notification form is required under the HSR Act, the Purchaser and the Shareholder shall each bear one half of the filing fees paid by each party to make such filing. Purchaser and the Shareholder shall also, as promptly as practicable, make any required filing, and any other required submissions, under any Applicable Law with respect to the Agreement and the related transactions and shall cooperate with each other with respect to the foregoing.

     5.8 Satisfaction of Conditions; Cooperation; Further Assurances.

     The Shareholder and the Company shall use all commercially reasonable efforts to cause the conditions set forth in Article VI to be satisfied. The Purchaser shall use all commercially reasonable efforts to cause the conditions set forth in Article VII to be satisfied. Each party to this Agreement agrees to cooperate fully with the other parties hereto and their counsel and accountants and other representatives to use all commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws, or to remove any injunctions or other impediments or delays, legal or otherwise, as soon as reasonably practicable, to facilitate Closing of the transactions contemplated by this Agreement, and will refrain from a course of action inconsistent with this Agreement. Each party shall, upon request of any of the other parties hereto, at any time and from time to time execute, acknowledge, deliver and perform all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and instruments of further assurances as may be necessary or appropriate to carry out the provisions and intent of this Agreement, including using all commercially reasonable efforts to obtain or cause to be obtained all consents and approvals necessary to consummate the transactions contemplated hereby.

     5.9 Further Mutual Covenants.

     Purchaser and the Shareholder shall refrain from taking any action which would render any representations or warranties contained in Articles III or IV of this Agreement inaccurate as of the Closing Date and shall promptly notify the other party upon the happening of any event or taking of any action which renders any such representation or warranty inaccurate. Each party shall promptly notify the other of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit, or otherwise challenge the legality of any transaction contemplated by this Agreement.

     5.10 Satisfaction of Guarantees.

     Schedule 3.11 sets forth a list of guarantees made by the Shareholder to third parties on behalf of and with respect to the Business of the Company (the "Shareholder Guarantees"). The Purchaser shall use all commercially reasonable efforts prior to the Closing to cause the Shareholder to be released from the Shareholder Guarantees. In the event that the releases of the Shareholder Guarantees have not been obtained at the Closing, the Purchaser shall make continuous reasonable commercial efforts to have terminated, extinguished or otherwise released any remaining Shareholder Guarantee(s) (and provide all documents and instruments to evidence such termination, extinguishment or release) and shall defend, indemnify and hold the Shareholder harmless from any Shareholder Guarantees.

     5.11 Employee Benefits.

     Purchaser and Stonepath agree that all employees of the Company who continue employment with Company, Purchaser or Stonepath after the Closing Date (the "Continuing Employees") shall be eligible to continue to participate in the Company's retirement (specifically, its 401(k) plan), health, vacation and other non-equity based Employee Benefit Plans, as such plans are described in (a) the Company's employee policy manual delivered to the Purchaser prior to the date of this Agreement or (b) the policies listed under Section 3.22 of the Shareholders' Schedules ("Employee Benefits"). Purchaser and Stonepath further agree that they will not terminate any Employee Benefit after Closing, unless the Continuing Employees are provided a replacement benefit to substantially the same extent as the terminated benefit; The provisions of this Section shall terminate at the end of the Earn-Out Period.

                                   ARTICLE VI
              CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER

     The obligations of Purchaser to close the transactions in this Agreement shall be subject to the following conditions, which shall be satisfied and/or may be waived in writing by Purchaser on or before the Closing Date:

     6.1 Accuracy of Representations and Warranties; Company and Shareholder Performance.

     Each of the representations and warranties of the Company and the Shareholder in this Agreement shall be true and correct in all respects as of the date of this Agreement and on and as of the Closing Date with the same effect as though made on and as of such date and the Company and the Shareholder shall have performed and complied in all respects with each of the agreements, covenants, stipulations, terms and conditions contained herein and required to be performed or complied with by them on or prior to the Closing Date.

     6.2 No Adverse Change.

     Since December 31, 2001, there shall have been no Material Adverse Change with respect to the Company or the Business.

     6.3 No Injunction; Consents.

     No action, proceeding or investigation shall have been instituted or threatened to set aside the transactions provided for herein or to enjoin or prevent the consummation of the transactions contemplated hereby and all required consents and approvals for the consummation of the transactions contemplated hereby shall have been secured.

     6.4 Deliveries by the Shareholder.

     The Shareholder shall have executed and delivered to Purchaser at Closing the documents identified in Section 2.2(a) hereof.

     6.5 Uniform Commercial Code Searches.

     Uniform Commercial Code searches (which searches shall be made or caused to be made by and at the expense of Purchaser) of filings made pursuant to Article 9 thereof in all jurisdictions where any assets of the Company are located, in form, scope and substance reasonably satisfactory to Purchaser and its counsel, shall not disclose any Encumbrances against any of such assets disclosed thereby except Encumbrances that are disclosed in Financial Statements, this Agreement, or are otherwise released or terminated by the Company prior to or at the time of Closing.

     6.6 Completion of Audited Financial Statements.

     The Audited Financial Statements of the Company shall have been completed and delivered to the Purchaser together with an audit report of the auditing firm that contains no material qualifications and identifies no material exceptions to generally accepted accounting principles. The Audited Financial Statements shall be in form and substance sufficient to: (i) satisfy the Purchaser's obligations under Form 8-K following the Closing; and (ii) comply with Regulation S-X promulgated under the Securities Exchange Act of 1934. The Audited Financial Statements shall conform in all material respects to the Financial Statements (unaudited) for the year ended December 31, 2001 provided to Purchaser under Section 3.8 of this Agreement, except to the extent any such non-conformity does not represent a Material Adverse Effect.

     6.7 Non-foreign Person Affidavit.

     The Shareholder shall have furnished to the Purchaser on or before the Closing Date a non-foreign person affidavit as required by Section 1445 of the Code.

     6.8 Due Diligence Review.

     For a period of two (2) weeks following the date of this Agreement, Purchaser shall have the opportunity to perform a due diligence review of the Company and if the results of such review are unsatisfactory, in its sole discretion, it may within such two (2) week period terminate this Agreement for this reason.

     6.9 Bank Indebtedness.

     The Shareholders shall have either (i) furnished evidence satisfactory to the Purchaser that all outstanding Bank Indebtedness of the Company has been repaid in full or (ii) requested Purchaser apply that portion of the purchase price to be paid at the Closing to the repayment in full of all outstanding Bank Indebtedness.

     6.10 Cash Balance.

     The Company shall have a positive Working Capital and a cash balance of no less than $50,000 immediately prior to the Closing.


                                   ARTICLE VII
                CONDITIONS TO THE OBLIGATIONS OF THE SHAREHOLDER

     The obligations of the Shareholder to close the transactions in this Agreement shall be subject to the following conditions, which shall be satisfied and/or may be waived in writing by the Shareholder on or before the Closing
Date:

     7.1 Accuracy of Representations and Warranties; Purchaser Performance.

     Each of the representations and warranties of Purchaser in this Agreement shall be true and correct in all respects as of the date of this Agreement and on and as of the Closing Date with the same effect as though made on and as of such date and Purchaser shall have in all respects performed and complied with each of the agreements, covenants, stipulations, terms and conditions contained herein and required to be performed or complied with by Purchaser on or prior to the Closing Date.

     7.2 No Injunction; Consents.

     No action, proceeding or investigation shall have been instituted or threatened to set aside the transactions provided for herein or to enjoin or prevent the consummation of the transactions contemplated hereby and all required consents and approvals for the consummation of the transactions shall have been secured.

     7.3 Deliveries by Purchaser.

     Purchaser shall have executed and delivered to the Shareholder the documents and paid to the Shareholder the amount identified in Section 2.2(b) hereof.

     7.4 Consents and Proceedings.

     The Purchaser shall have obtained all of the consents, authorizations, orders or approvals required in order to execute and deliver this Agreement and to perform its obligations hereunder and thereunder and all actions, proceedings, instruments and documents deemed necessary or appropriate by Shareholder and its counsel to effectuate this Agreement and the consummation of the transactions contemplated hereby, or incidental thereto, shall have been obtained and all other related legal matters shall have been approved by such counsel.

     7.5 Due Diligence Review.

     For a period of two (2) weeks following the date of this Agreement, the Company and Shareholder shall have the opportunity to perform a due diligence review of the Purchaser and Stonepath and if the results of such review are unsatisfactory, in their sole discretion, they may within such two (2) week period terminate this Agreement for this reason.

                                  ARTICLE VIII
                                   TERMINATION

     8.1 Termination Events.

     This Agreement may, by written notice given prior to or at the Closing, be terminated:

          (a) by either the Purchaser or the Shareholder if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

          (b) by the Purchaser if any of the conditions in Article VI have not been satisfied as of the Closing Date or if satisfaction of such condition is or becomes impossible (other than through the failure of Purchaser to comply with its obligations under this Agreement), and the Purchaser has not waived such condition on or before the Closing Date;

          (c) by the Shareholder if any of the conditions in Article VII have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Shareholders to comply with their obligations under this Agreement), and the Shareholder not waived such condition on or before the Closing Date;

          (d) by mutual consent of the Purchaser and the Shareholder; or

          (e) by either the Purchaser or the Shareholder if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before the Termination Date, or such later date as the parties may agree upon.

     8.2 Effect of Termination

     Each party's right of termination under Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 10.5 (Confidentiality), 10.10 (Public Announcements), and 11.11 (Expenses), will survive; provided, however, that if this Agreement is terminated by a party because of a material breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired. Without limiting the general nature of the foregoing provisions of this Section 8.2, in the event that Purchaser terminates this Agreement because a condition precedent set forth at Sections 6.6, 6.8, 6.9 or 6.10 not been satisfied, the Shareholder and Company shall have no further obligation to Purchaser resulting from the failure of such condition precedent to be satisfied.

     8.3 Extension; Waiver.

     Any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of any other party under or relating to this Agreement; (b) waive any inaccuracies in the representations or warranties by any other party or (c) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of any other party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE IX
           INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     9.1 Indemnification.

          (a) The Shareholder shall defend and hold harmless Purchaser from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements (collectively, "Claims") incurred by Purchaser which arise out of or result from a misrepresentation, breach of warranty, or breach of any covenant or agreement of the Shareholder contained herein or in the Schedules annexed hereto or in any deed, exhibit, closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by the Shareholder pursuant hereto or in connection with the transactions contemplated hereby or thereby.

          (b) Purchaser shall indemnify, defend and hold harmless the Shareholder from and against any and all Claims incurred by the Shareholder which arise out of or result from a misrepresentation, breach of warranty or breach of any covenant of Purchaser contained herein or in the Schedules annexed hereto or in any deed, exhibit, closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by Purchaser pursuant hereto or in connection with the transactions contemplated hereby or thereby.

          (c) The right to indemnification, payment of damages or other remedy based on any representations, warranties, covenants and obligations contained in this Agreement will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representation, warranty, covenant or obligation.

     9.2 Survival.

          (a) All representations and warranties contained in or made pursuant to this Agreement or in any agreement, certificate, document or statement delivered pursuant hereto shall survive the Closing for a period of two (2) years, unless otherwise specified in such agreement, certificate or document; provided, that notwithstanding the foregoing, (i) the representations and warranties set forth in Section 3.4 (Ownership of Shares), 3.12 (Tax Matters),
Section 3.32 (Environmental Matters), and Section 3.37 (Brokers or Finders) shall survive the Closing for the period equal to the statute of limitations applicable to Claims arising under such subject matters.

          (b) On the Closing Date, all representations, warranties, and covenants of the Company and the Shareholder shall expire as to the Company and shall thereafter be deemed to have been made exclusively by the Shareholder.

          (c) The termination of the representations and warranties provided herein shall not affect the rights of a party with respect to any claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

     9.3 Methods of Asserting Claims for Indemnification.

     All claims for indemnification under this Agreement shall be asserted as follows:

          (a) Third Party Claims. In the event that any Claim for which a party (the "Indemnitee") would be entitled to indemnification under this Agreement is asserted against or sought to be collected from the Indemnitee by a third party, the Indemnitee shall promptly notify the other party (the "Indemnitor") of such Claim, specifying the nature thereof, the applicable provision in this Agreement or other instrument under which the Claim arises, and the amount or the estimated amount thereof (the "Claim Notice"). The Indemnitor shall have thirty
(30) days (or, if shorter, a period to a date not less than ten (10) days prior to when a responsive pleading or other document is required to be filed but in no event less than ten (10) days from delivery or mailing of the Claim Notice) (the "Notice Period") to notify the Indemnitee (a) whether or not it disputes the Claim and (b) if liability hereunder is not disputed, whether or not it desires to defend the Indemnitee. If the Indemnitor elects to defend by appropriate proceedings, such proceedings shall be promptly settled or prosecuted to a final conclusion in such a manner as to avoid any risk of damage to the Indemnitee; and all costs and expenses of such proceedings and the amount of any judgment shall be paid by the Indemnitor.

         The Indemnitee shall have the right to participate in, but not control, any such defense or settlement, at its sole cost and expense. If the Indemnitor has disputed the Claim, as provided above, and has not provided the Indemnitee with timely notice of its election to defend the Indemnitee pursuant to this
Section 9.3(a), the Indemnitee shall have the right to control the defense or settlement of such Claim, in its sole discretion, and shall be reimbursed by the Indemnitor for its reasonable costs and expenses of such defense. Neither Indemnitee nor Indemnitor shall be otherwise liable for any settlement of any Claim without the prior written consent of the other party.

          (b) Non-Third Party Claims. In the event that the Indemnitee has a Claim for indemnification hereunder which does not involve a Claim being asserted against it or sought to be collected by a third party, the Indemnitee shall promptly send a Claim Notice with respect to such Claim to the Indemnitor. If the Indemnitor does not satisfy the Claim within thirty (30) days of the date of the Claim Notice, then such Claim shall be submitted to arbitration pursuant to Section 11.9 hereof.

          (c) Right of Set-Off. In the event a Claim arises pursuant to Section 9.1(a) and is either undisputed by the Shareholder or otherwise resolved pursuant to relevant dispute resolution provisions in this Agreement, in addition to any other rights Purchaser may have with respect to such Claim, Purchaser shall have the right to apply the amount of the Claim against the Earn-Out Payments required by Section 1.2(b).

     9.4 Limitations on Amount.

          (a) Notwithstanding the provisions of this Article IX, an Indemnitor shall not be required to indemnify the Indemnitee with respect to Claims arising from a misrepresentation or breach of warranty (other than any Claim relating to a breach of the representations and warranties in Section 3.4 (Ownership of Shares), 3.12 (Tax Matters), Section 3.32 (Environmental Matters), or Section
3.37 (Brokers or Finders) and all costs of defense for any such Claim), until the aggregate amount of such Claims shall exceed $50,000 (the "Indemnitor's Floor"); provided, however, if such Claims in the aggregate exceed the amount of the Indemnitor's Floor, all Claims irrespective of the Indemnitor's Floor, are subject to indemnification.

          (b) Notwithstanding the provisions of this Article IX, the Shareholder's liability with respect to Claims set forth in Section 9.1(a) shall be limited to $5,000,000, except for Claims arising out of a breach of the representations and warranties contained in Sections 3.1 to 3.6 inclusive, and any and all fraudulent actions and statements or intentional misrepresentations, in which case the maximum liability of the Shareholder shall be limited to the full amount of the Purchase Price paid or payable to Shareholder. Notwithstanding the provisions of this Article IX, the Purchaser's liability with respect to Claims set forth in Section 9.1(b) shall be limited to $5,000,000, except for damages arising from any and all fraudulent actions and statements or intentional misrepresentations, in which case the maximum liability of the Purchaser shall not be limited.


                                    ARTICLE X
                      ADDITIONAL AGREEMENTS OF THE PARTIES

     10.1 Prohibition on Trading in Stonepath Stock.

     The Shareholder acknowledges that the United States securities laws prohibit any person who has received material non-public information concerning the matters which are the subject matter of this Agreement from purchasing or selling the securities of Stonepath, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of Stonepath. Accordingly, the Shareholder agrees that he will not purchase or sell any securities of Stonepath, or communicate such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of Stonepath, until no earlier than 72 hours following the filing of a Current Report on Form 8-K with the Securities and Exchange Commission announcing the Closing pursuant to this Agreement; provided that the Form 8-K is required and timely filed.

     10.2 Non Solicitation of Other Offers.

     During the term of this Agreement, and for a period of ninety (90) days following the date of this Agreement, the Shareholder and the Company will not, and will not permit their respective representatives, investment bankers, agents and affiliates to, directly or indirectly, (i) solicit or encourage submission of or any inquiries, proposals or offers by, (ii) participate in any negotiations with, (iii) afford any access to the properties, books or records of the Company to, (iv) accept or approve, or (v) otherwise assist, facilitate or encourage, or enter into any contracts, agreements, arrangements or understandings with, any person or group (other than the Purchaser and its affiliates, agents and representatives), in connection with any "Acquisition Proposal" (as hereafter defined). In addition, the Shareholder and the Company will not, and will not permit their respective representatives, investment bankers, agents and affiliates to, directly or indirectly, make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal made by any Person or group (other than the Purchaser). In addition, the Shareholder and the Company will immediately cease any and all existing activities, discussions or negotiations with any parties with respect to any of the foregoing. The Shareholder will promptly notify the Purchaser if any offer is made, any discussions or negotiations are sought to be initiated, any inquiry, proposal or contact is made or any information is requested with respect to any Acquisition Proposal. For the purposes hereof, the term "Acquisition Proposal" shall mean any proposal relating to the possible acquisition of the Company, whether by way of merger, purchase of capital stock of the Company representing fifty percent (50%) or more of the voting power or equity of the Company, or the purchase of all or substantially all of the assets of the Company.

     10.3 Non-Competition Agreement.

     In consideration for the Purchase Price received and to be received under this Agreement, as well as in conjunction with the services to be rendered by Shareholder to the Company after the Closing, the Company and the Shareholder shall enter into an Employment Agreement that contains certain covenants by the Shareholder prohibiting competition with the Company at certain times during the Earn-Out Period.

     10.4 Non-Solicitation Agreement.

     In consideration for the Purchase Price received and to be received under this Agreement, as well as in conjunction with the services to be rendered by Shareholder to the Company after the Closing, the Company and the Shareholder shall enter into an Employment Agreement that contains certain covenants by the Shareholder prohibiting solicitation of Company employees or customers at certain times during the Earn-Out Period.

     10.5 Confidentiality.

          (a) With respect to Confidential Information concerning the Company that is made available to Purchaser pursuant to the terms of this Agreement, Purchaser agrees that it shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating, and performing the Purchaser's obligations and exercising the Purchaser's rights under, this Agreement and shall not disseminate or disclose any of such information other than to Stonepath and to the directors, officers, employees, shareholders, affiliates, agents and representatives of the Purchaser and Stonepath who need to know such information for the sole purpose of evaluating, and performing the Purchaser's obligations and exercising the Purchaser's rights under, this Agreement (each of whom shall be informed by Purchaser of the confidential nature of the Confidential Information and directed by Purchaser to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Article VIII, Purchaser shall immediately return all such Confidential Information, all copies thereof and all information prepared by Purchaser based upon the same; provided, however, that one copy of all such material may be retained by Purchaser's outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to Confidential Information that
(i) is learned by Purchaser from a third party under no obligation of confidentiality; (ii) becomes known publicly other than through Purchaser or any party who received the same through Purchaser, provided that Purchaser has no knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by Purchaser; (iv) is independently developed by Stonepath or any of its Affiliates without the use of any Confidential Information received from the Company or the Shareholder or (v) is disclosed with the express prior written consent thereto of the Company or the Shareholder. Purchaser shall undertake all necessary steps to ensure that the secrecy and confidentiality of such Confidential Information will be maintained in accordance with the provisions of this subsection (a). Notwithstanding anything contained herein to the contrary, in the event a party is required by court order or subpoena to disclose Confidential Information which subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (ii) cooperate with the non-disclosing party, at the expense of the non-disclosing party in, obtaining a protective or similar order with respect to such information; and (iii) provide only such of the Confidential Information of the non-disclosing party as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

          (b) With respect to Confidential Information concerning Purchaser and its Affiliates that is made available to the Shareholder pursuant to the provisions of this Agreement, the Shareholder and the Company agree that they shall hold such Confidential Information in strict confidence, shall not use such Confidential Information except for the sole purpose of evaluating, and performing the Shareholder's or the Company's obligations and exercising the Shareholder's and the Company's rights under, this Agreement, and shall not disseminate or disclose any of such Confidential Information other than to the Company's directors, officers, employees, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating, or performing the Company's obligations or exercising the Company's rights under, this Agreement and the related transactions (each of whom shall be informed by the Shareholder or the Company of the confidential nature of the Confidential Information and directed by such party to treat the Confidential Information confidentially). If this Agreement is terminated pursuant to the provisions of
Article VIII, the Shareholder agrees to return immediately all Confidential Information, all copies thereof and all information prepared by either of the Shareholder or the Company based upon the same; provided, however, that one copy of all such material may be retained by the Shareholder's legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to Confidential Information that (i) is learned by the Shareholder or the Company from a third party under no obligation of confidentiality; (ii) becomes known publicly other than through the Shareholder or the Company or any party who received the same through the Shareholder or the Company, provided that the Shareholder and the Company have no knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by the Shareholder or the Company; (iv) is independently developed by the Company or the Shareholder without the use of any Confidential Information received from the Purchaser or its Affiliates or (v) is disclosed with the express prior written consent thereto of Purchaser. The Shareholder and the Company agree to undertake all necessary steps to ensure that the secrecy and confidentiality of the Confidential Information will be maintained in accordance with the provisions of this subsection (b). Notwithstanding anything contained herein to the contrary, in the event a party is required by court order or subpoena to disclose Confidential Information which is subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (ii) cooperate with the non-disclosing party at the expense of the non-disclosing party in obtaining a protective or similar order with respect to such information; and (iii) provide only such of the Confidential Information of the non-disclosing party as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

          (c) On and after the Closing, the Shareholder shall hold in strict confidence all Confidential Information of the Company and the Business, shall not disclose, publish or make use of such knowledge or information without the consent of the Purchaser.

          (d) Without limiting the general nature of Section 11.4, this Section
10.5 shall supercede the terms of a Non-Disclosure Agreement entered into prior to the date hereof, by the Company and Stonepath.

     10.6 Reasonableness of Covenants.

     The Company and the Shareholder acknowledge and agree that the geographic scope and period of duration of the restrictive covenants contained in Sections 10.3, 10.4, and 10.5 of this Agreement (and similar provisions in the Employment Agreement) are both fair and reasonable and that the interests sought to be protected by the Purchaser and the Shareholder are legitimate business interests entitled to be protected. The Shareholder further acknowledges and agrees that the Purchaser would not have purchased the Shareholder's Shares in the Company pursuant to this Agreement unless the Shareholder agreed to the covenants contained in such Sections.

     10.7 Injunctive Relief.

     The Shareholder and the Company agree that the remedy of damages at law for the breach by any of them of any of the covenants contained in this Agreement, including those in Sections 10.1, 10.2, 10.3, 10.4, or 10.5 (and similar provisions, if applicable, in the Employment Agreement), is an inadequate remedy. In recognition of the irreparable harm that a violation by the Shareholder or the Company of such covenants would cause the Purchaser, the Company and the Shareholder agree that in addition to any other remedies or relief afforded by law, an injunction against an actual or threatened violation or violations may be issued against it and/or them and every other Person concerned thereby, it being the understanding of the parties that both damages and injunction shall be proper modes of relief and are not to be considered alternative remedies.

     10.8 Blue Pencil Doctrine.

     In the event that any restrictive covenant contained in this Article (or similar provisions in the Employment Agreement) shall be found by a court of competent jurisdiction to be unreasonable by reason of its extending for too great a period of time or over too great a geographic area or by reason of its being too extensive in any other respect, then such restrictive covenant shall be deemed modified to the minimum extent necessary to make it reasonable and enforceable under the circumstances.

     10.9 Further Acts and Assurances.

     The parties agree that, at any time and from time to time, on and after the Closing Date, upon the reasonable request of the other party, they will do or cause to be done all such further acts and things and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered any and all papers, documents, instruments, agreements, assignments, transfers, assurances and conveyances as may be necessary or desirable to carry out and give effect to the provisions and intent of this Agreement. In addition, from and after the Closing Date, the Purchaser will afford to the Shareholder and his attorneys, accountants and other representatives access, during normal business hours, to such personnel, books and records relating to the Companies as may reasonably be required in connection with the preparation of financial information or the filing of Tax Returns and will cooperate in all reasonable respects in connection with claims and proceedings asserted by or against third parties, relating to or arising from the transactions contemplated hereby.

     10.10 Public Announcements.

     Neither the Shareholder nor the Purchaser shall disclose to the public or to any third party the existence of this Agreement or the transactions contemplated hereby or any other material non-public information concerning or relating to the other party hereto, other than with the express prior written consent of the other party hereto, except as may be required by law or court order, except to enforce the rights of such disclosing party under this Agreement; and except that Stonepath shall have the right to make such public disclosures of this Agreement and the transactions contemplated hereby as it determines are appropriate under federal securities laws; in which event the contents of any proposed disclosure shall be discussed with the other party before release; provided, however, that notwithstanding anything to the contrary contained in this Agreement, any party hereto may disclose this Agreement to any of its directors, officers, employees, shareholders, affiliates, agents and representative who need to know such information for the sole purpose of evaluating, or performing its obligations or exercising its rights under, this Agreement, and to any party whose consent is required in connection with this Agreement. The parties anticipate issuing a mutually acceptable joint press release announcing the execution of this Agreement and subsequently for the consummation of the transactions provided for herein.

     10.11 Tax Matters.

          (a) The Shareholder will timely and properly file or cause to be filed all tax returns of the Company which are due or which will become due for periods ending through the Closing Date, all such tax returns to be true and correct and complete in all material respects, and the Shareholder will pay or cause to be paid in full when due all taxes, if any, which become due and payable pursuant to such returns, or assessments received by the Shareholder or the Company on or before the Closing Date; in that regard, the Company shall provide Shareholder with such reasonable access to the books and records of the Company as is necessary to complete and file such tax returns. Shareholder shall present for Purchaser's review and Purchaser shall be entitled to review all final federal and state S-corporation returns which shall include gains, if any, resulting from the Section 338(h)(10) election to be filed by the parties hereto, thirty (30) days prior to the filing of any such return. In addition, the Shareholder agrees that any and all costs of preparing such return shall be borne exclusively by the Shareholder.

          (b) The Shareholder and Purchaser shall jointly make an election on a timely basis with respect to the Company under Section 338(h)(10) of the Internal Revenue Code (the "Code") on Form 8023 or in such other manner as may be required by rule or regulation of the Internal Revenue Service, and shall jointly make an election in the manner required under any analogous provision of state or local law as the Purchaser shall designate or as shall be required, concerning the transactions contemplated by this Agreement. The Purchaser shall, with the assistance and cooperation of the Shareholder, prepare all such Section 338(h)(10) forms required as attachments to Form 8023 (and all forms under analogous provisions of state or local law) in accordance with applicable tax laws and shall on such Form 8023 allocate the Purchase Price in a manner consistent with Section 338 of the Code, and the Purchaser shall deliver such forms and related documents to the Shareholder at least 60 days prior to the due date of filing. The Shareholder shall deliver to the Purchaser at least 30 days prior to the due date of filing such completed forms as are required to be filed under Section 338(h)(10) of the Code (and analogous provisions of state or local law). The Shareholder and Purchaser shall jointly execute any amended Form 8023's (and all forms under analogous provisions of state or local law) as may become necessary after the initial filing to the extent post-closing adjustments to Purchase Price arise under the provisions of this Agreement.

          (c) The Company shall not be liable for any Tax under Section 1374 of the Code in connection with the deemed sale of Company's assets (including the assets of any qualified subchapter S subsidiary) caused by the Section 338(h)(10) Election, such liability to specifically be assumed by the Shareholder.

          (d) The Shareholder and the Purchaser agree that the Purchaser shall perform or cause to be performed an initial valuation of assets and allocation of purchase price of the Company, for purposes of Section 338 of the Code. The Purchaser shall provide the Shareholder with drafts of such valuation of assets and allocation of the "modified aggregate deemed sale price" (as that term is defined in the applicable Treasury Regulations) within one hundred twenty (120) days after the Closing Date. The Shareholder shall have forty-five (45) days to provide the Purchaser with any objections to such drafts. If the Shareholder shall object to the computation or allocation by the Purchaser of such amounts, and the Purchaser and the Shareholder shall not reach agreement on the computation or allocation within thirty (30) business days after notification by the Shareholder of its objection, the Purchaser and the Shareholder shall submit the issue to arbitration by a nationally recognized accounting firm as shall be mutually acceptable to the Purchaser and the Shareholder for resolution of the disagreement within ten (10) days, it being agreed that the Purchaser and the Shareholder will jointly share the fees and expenses of such accounting firm. The valuations and allocations determined pursuant to this Section 10.11 shall be used for purposes of all relevant Tax Returns, reports and filings.

          (e) All transfer, documentary, stamp, registration, sales and use, registration, stamp and similar Taxes and fees (including all penalties and interest) imposed in connection with the sale of the Stock or any other transaction that occurs pursuant to this Agreement shall be borne solely by the Shareholder.

     10.12 Certain Corporate Matters.

     During the Earn-Out Period, the Shareholder will be invited to attend all duly called and convened meetings of the Board of Directors of Purchaser at which material matters affecting the Company are noticed, discussed and subject to final resolution; however, the Shareholder will be expected to comply with whatever reasonable policies are instituted to protect the confidentiality of matters discussed at such meetings. In lieu of such invitation, the then Chairman or Chief Executive Officer of the Purchaser may, where time permits and otherwise in accordance with applicable policies and procedures of Purchaser, discuss with Shareholder outside the context of a Board Meeting, the subject matter of such Board Meeting as it relates or is related to the Company.


                                   ARTICLE XI
                                  MISCELLANEOUS

     11.1 Definitions

     For purposes of this Agreement, the following terms have the meanings specified:

     "Additional Earn-Out Payment" has the meaning set forth in Section 1.2(b)(iii) of this Agreement.

     "Affiliate" of a Person means any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" has the meaning set forth in the introductory paragraphs of this Agreement.

     "Ancillary Agreements" means the documents, instruments and agreements to be executed and/or delivered pursuant to this Agreement or any Ancillary Agreement, including, but not limited to, a Guaranty Agreement, Employment Agreement and Shareholder Schedules.

     "Applicable Law" or "Applicable Laws" means any and all laws, ordinances, constitutions, regulations, statutes, treaties, rules, codes, licenses, certificates, franchises, permits, requirements and Injunctions adopted, enacted, implemented, promulgated, issued, entered or deemed applicable by or under the authority of any Governmental Authority having jurisdiction over a specified Person or any of such Person's properties or assets.

     "Audited Financial Statements" has the meaning set forth in Section 5.4 of this Agreement.

     "Bank Indebtedness" means all outstanding bank and other loans, notes, lines of credit, debt instruments and other indebtedness, including the Company's current line of credit to Bank One in the principal amount of $1,750,000, excluding trade payables, capital leases and other current liabilities.

     "Base Earn-Out Amount" has the meaning set forth in Section 1.2(b)(ii) of this Agreement.

     "Base Earn-Out Payments" has the meaning set forth in Section 1.2(b)(ii) of this Agreement.

     "Business" as used in this Agreement means the business and operations of the Company on the date of this Agreement.

     "Claim Notice" has the meaning set forth in Section 9.3(a) of this Agreement.

     "Claims" has the meaning set forth in Section 9.1 of this Agreement.

     "Closing" has the meaning set forth in Section 1.1 of this Agreement.

     "Closing Date" has the meaning set forth in Section 2.1 of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "Company" has the meaning set forth in the introductory paragraphs to this Agreement.

     "Competing Business" has the meaning set forth in Section 3.20 of this Agreement.

     "Confidential Information" means any information or compilation of information not generally known to the public or the industry which (i) if disclosed in a writing or in other tangible form, is clearly marked by the disclosing Person as "Confidential Information" or "Proprietary," (ii) if disclosed orally or visually, is stated by the disclosing Person to be confidential at the time of disclosure and is within fifteen (15) days after such disclosure reflected in a letter delivered by the disclosing Person to the receiving Person indicating that such information is to be treated as Confidential Information under this Agreement, or (iii) is commonly understood to be of a confidential or proprietary nature.

     "Earn-Out Payments" has the meaning set forth in Section 1.2(b)(iv) of this Agreement.

     "Earn-Out Payment Dates" has the meaning set forth in Section 1.2(b)(ii) of this Agreement.

     "Earn-Out Period" has the meaning set forth in Section 1.2(b)(ii) of this Agreement.

     "Employee Benefit Plan" has the meaning set forth in Section 3.22 of this Agreement.

     "Encumbrance" means and includes:

          (i) with respect to any personal property, any intangible property or any property other than real property, any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement or lease or use agreement in the nature thereof, interest or other right or claim of third parties, whether voluntarily incurred or arising by operation of law, and including any agreement to grant or submit to any of the foregoing in the future; and

          (ii) with respect to any real property (whether and including owned real estate or leased real estate), any mortgage, lien, easement, interest, right-of-way, condemnation or eminent domain proceeding, encroachment, any building, use or other form of restriction, encumbrance or other claim (including adverse or prescriptive) or right of third parties (including Governmental Authorities), any lease or sublease, boundary dispute, and agreements with respect to any real property including: purchase, sale, right of first refusal, option, construction, building or property service, maintenance, property management, conditional or contingent sale, use or occupancy, franchise or concession, whether voluntarily incurred or arising by operation of law, and including any agreement to grant or submit to any of the foregoing in the future.

     "Environmental Laws" means any and all Applicable Laws (i) regulating the use, treatment, generation, transportation, storage, control or disposal of any Hazardous Material, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.ss.9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act (42 U.S.C.ss.6901 et seq.), the Hazardous Materials Transportation Act (49 U.S.C.ss.1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C.ss. 1251 et seq.), the Clean Water Act (33 U.S.C.ss.1251 et seq.), the Clean Air Act (42 U.S.C.ss.7401 et seq.), and the Toxic Substances Control Act (15 U.S.C.ss.2601 et seq.), and/or
(ii) relating to the protection, preservation or conservation of the environment and public or worker health and safety, all as existing, defined or interpreted as of the Closing Date.

     "Excess Employee Benefit Plan Coverage" shall be only the costs associated with securing Benefit Plan coverage for the employees of the Company after the Closing in excess of the general per capita costs of such Benefit Employee Plan coverage as of the Closing Date provided, it shall only include excess costs that arise as a result of a voluntary Purchaser decision to provide levels and amounts of coverage after the Closing that exceed the levels and amounts of coverage prior to the Closing, and not as a result of, among other things: (i) any Company decision to provide such levels of coverage initiated or agreed to by the Shareholder; (ii) any price increase by benefits providers; (iii) the replacement of any existing Plan or existing Plan benefits where the terms and scope of coverage of the existing Plan was no longer being offered on the same general terms after the Closing, and could only be replaced by a Plan that provided a lower or greater level and amount of coverage.

     "Financial Statements" has the meaning set forth in Section 3.8(a).

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the facts and circumstances on the date of determination.

     "Governmental Authority" means any:

          (i) nation, state, county, city, town, village, district or other jurisdiction of any nature;

          (ii) federal, state, local, municipal, foreign or other government;

          (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, board, commission, department, instrumentality, office or other entity, and any court or other tribunal);

          (iv) multi-national organization or body; and/or

          (v) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

     "Hazardous Materials" means any and all (i) dangerous, toxic or hazardous pollutants, contaminants, chemicals, wastes, materials or substances listed or identified in, or directly or indirectly regulated by, any Applicable Laws, including Environmental Laws, and (ii) any of the following, whether or not included in the foregoing: polychlorinated biphenyls, asbestos in any form or condition, urea-formaldehyde, petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel or mixtures thereof, nuclear fuels or materials, chemical wastes, radioactive materials, explosives and known possible carcinogens.

     "Indemnitee" has the meaning set forth in Section 9.3 of this Agreement.

     "Indemnitor" has the meaning set forth in Section 9.3 of this Agreement.

     "Indemnitor's Floor" has the meaning set forth in Section 9.4(a) of this Agreement.

     "Injunction" means any and all writs, rulings, awards, directives, injunctions (whether temporary, preliminary or permanent), judgments, decrees or orders (whether executive, judicial or otherwise) adopted, enacted, implemented, promulgated, issued, entered or deemed applicable by or under the authority of any Governmental Authority.

     "Instruments" has the meaning set forth in Section 3.7 of this Agreement.

     "Intellectual Property" means any and all (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations in part, revisions, extensions and reexaminations thereof; (ii) trademarks, service marks, trade dress, logos, trade names, assumed names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith; (iii) copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith; (iv) mask works and all applications, registrations and renewals in connection therewith; (v) trade secrets and confidential business information (including ideas, research and development, know-how, technology, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals); (vi) computer software (including data and related software program documentation in computer-readable and hard-copy forms); (vii) other intellectual property and proprietary rights of any kind, nature or description, including web sites, web site domain names and other e-commerce assets and resources of any kind or nature; and (viii) copies of tangible embodiments thereof (in whatever form or medium).

     "Liability" or "Liabilities" means any and all debts, liabilities and/or obligations of any type, nature or description (whether known or unknown, asserted or unasserted, secured or unsecured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due).

     "Material Adverse Effect" or "Material Adverse Change" means, in connection with any Person, any event, change or effect that is materially adverse, individually or in the aggregate, to the condition (financial or otherwise), properties, assets, Liabilities, revenues, income, business, operations, results of operations or prospects of such Person, taken as a whole. In the case of the Company's Audited Financial Statements, a Material Adverse Change will be deemed to have occurred if there is a decrease of more than fifteen percent (15%) in net income or ten percent (10%) in net revenues from the (unaudited) Financial Statements or if there is a decrease in the amount of tangible assets of more than fifteen (15%) percent from the (unaudited) Financial Statements.

     "Material Contracts" has the meaning set forth in Section 3.18 of this Agreement.

     "Net Income Before Taxes" has the meaning set forth in Section 1.2(c) of this Agreement.

     "Notice Period" has the meaning set forth in Section 9.3 of this Agreement.

     "Ordinary Course of Business" means an action taken by a Person if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

     "Permits" means any and all permits, licenses, filings, authorizations, approvals, or indicia of authority (and any pending applications for approval or renewal of a Permit), to own, construct, operate, sell, inventory, disburse or maintain any asset or conduct any business as issued by any Governmental Authority.

     "Person" means any individual, corporation (including any non-profit corporation), general, limited or limited liability partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity or Governmental Authority.

     "Proceeding" means any suit, litigation, arbitration, hearing, audit, investigation or other action (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

     "Purchase Price" has the meaning set forth in Section 1.2 of this Agreement.

     "Purchaser" has the meaning set forth in the introductory paragraphs of this Agreement.

     "Regulated Substance" means any substance the manufacturing, processing, sale, generation, treatment, transportation, storage, disposal, labeling or other management or use of which is regulated by applicable Environmental Law.

     "Related Person" or "Related Persons" means, with respect to a particular individual:

          (i) each other member of such individual's Family (as hereafter defined); and

          (ii) any Affiliate of one or more members of such individual's Family.

     With respect to a specified Person other than an individual:

          (i) any Affiliate of such specified Person; and

          (ii) each Person that serves as a director, governor, officer, manager, general partner, executor or trustee of such specified Person (or in a similar capacity).

     For purposes of this definition, the "Family" of an individual includes (A) such individual, (B) the individual's spouse, (C) any lineal ancestor or lineal descendant of the individual, or (D) a trust for the benefit of any of the foregoing.

     "Response Period" has the meaning set forth in Section 1.3(b) of this Agreement.

     "Rights" means any and all outstanding subscriptions, warrants, options, voting agreements, voting trusts, proxies, or other arrangements or commitments obligating or which may obligate a Person to dispose of or vote any securities, including, without limitation, the Shares.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shareholder" has the meaning set forth in the introductory paragraphs of this Agreement.

     "Shareholder's Guarantees" has the meaning set forth in Section 5.10 of this Agreement.

     "Shareholder's Schedules" has the meaning set forth in the introductory paragraph to Article III.

     "Shares" has the meaning set forth in the introductory paragraphs of this Agreement.

     "Shortfall Amount" has the meaning set forth in Section 1.2(b)(iii) of this Agreement.

     "Stonepath" has the meaning set forth in the introductory paragraphs of this Agreement.

     "Subsidiary" means, with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries. When used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

     "Tangible Personal Property" has the meaning set forth in Section 3.15 of this Agreement.

     "Targeted Amount" has the meaning set forth in Section 1.2(b) (iii) of this Agreement.

     "Tax" or "Taxes" means any and all net income, gross income, gross revenue, gross receipts, net receipts, ad valorem, franchise, profits, transfer, sales, use, social security, Medicare, employment, unemployment, disability, license, withholding, payroll, privilege, excise, value-added, severance, stamp, occupation, property, customs, duties, real estate and/or other taxes, assessments, levies, fees or charges of any kind whatsoever imposed by any Governmental Authority, together with any interest or penalty relating thereto.

     "Tax Return" or "Tax Returns" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including, without limitation, any schedule or attachment thereto, any amendment thereof, and any estimated report or statement.

     "Termination Date" means sixty days after the date of this Agreement.

     "Threatened" means that a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made in writing, or any notice has been given in writing that would lead a reasonably prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter will, with substantial certainty, be asserted, commenced, taken or otherwise pursued in the future; provided, however, that the foregoing shall not include customer billing disputes in the Ordinary Course of Business.

     "Waste" means any substance defined as such by any applicable Environmental Law.

     "Working Capital" means the excess of the Company's current assets over the Company's current liabilities, determined in accordance with GAAP.

     11.2 Cumulative Remedies; Waiver.

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure not any delay by any party in exercising any right under this Agreement or the documents referred to in this Agreement shall operate as a waiver of such right, and no single or partial exercise of any such right will preclude any other or further exercise of such right or the exercise of any other right. No claim or right arising under this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party or parties. No waiver that may be given by a party shall be applicable except in the specific instance for which it is given. No notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     11.3 Notices.

     All notices requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date if delivered personally, or upon the second business day after it shall have been deposited by certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows (or at such other address or facsimile number for a party as shall be specified by like notice):

     If to the Company:        United American Acquisitions and Management, Inc.
                               d/b/a United American Freight Services, Inc.
                               30610 Ecorse Road
                               Romulus, MI  48174

     if to the Shareholder:    Mr. Douglas Burke
                               5438 Fieldstone Court
                               Brighton, MI  48116

     With a copy to:           Joseph A. Siciliano, Esquire
                               Haliw, Siciliano & Mychalowych
                               37000 Grand River Avenue, Suite 350
                               Farmington Hills, Michigan 48335
                               Tel: (248) 442-0510
                               Fax: (248) 442-0518

     if to Purchaser, to it at:

                               Stonepath Logistics Domestic Services, Inc.
                               Two Penn Center, Suite 605
                               Philadelphia, PA  19102
                               Attn:  Stephen M. Cohen, General Counsel
                               Ph (215) 564-9192
                               Fax (215) 564-3133

     with a copy to:           Brian North, Esquire
                               Buchanan Ingersoll Professional Corporation
                               Eleven Penn Center, 14th Floor
                               Philadelphia, PA  19103
                               Tel.: (215) 665-3828
                               Fax: (215) 665-8760

     11.4 Entire Agreement; Assignment.

     This Agreement, including all Exhibits and Schedules hereto, constitutes the entire Agreement among the parties with respect to its subject matter and supersedes all prior agreements and understandings, both written and oral, among the parties or any of them with respect to such subject matter and shall not be assigned by operation of law or otherwise.

     11.5 Binding Effect; Benefit.

     This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Nothing in this Agreement is intended to confer on any person other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     11.6 Headings.

     The descriptive headings of the sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     11.7 Counterparts.

     This Agreement may be executed in two or more counterparts and delivered via facsimile, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

     11.8 Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

     11.9 Arbitration.

     If a dispute arises as to the interpretation of this Agreement, it shall be decided finally in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration then in effect at the time of the dispute. The arbitration shall take place in Philadelphia, Pennsylvania. The decision of the arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. The parties shall share equally the costs of the arbitration.

     11.10 Severability.

     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     11.11 Expenses.

     The Shareholder shall pay all fees and expenses incurred by him and the Company in connection with the transactions provided for hereunder, including the fees and expenses of Shareholder's counsel and accountants and any brokers or finders noted on Schedule 3.33; and Purchaser shall pay all fees and expenses incurred by it in connection with the transactions provided for hereunder, including the fees and expenses of its counsel and accountants and the fees, costs and expenses associated with the preparation of the Audited Financial Statements in accordance with Section 5.4.

     11.12 Amendment and Modification.

     This Agreement may be amended, by written agreement of Purchaser and the Shareholder. This Agreement may not be amended except by an instrument in writing signed on behalf of Purchaser and the Shareholder.

     11.13 RELEASE AND DISCHARGE.

     BY VIRTUE OF HIS EXECUTION AND DELIVERY OF THIS AGREEMENT, AS OF THE CLOSING AND THEREAFTER, THE SHAREHOLDER HEREBY AGREES TO RELEASE, REMISE, AND FOREVER DISCHARGE THE COMPANY FROM AND AGAINST ANY AND ALL DEBTS, OBLIGATIONS, LIABILITIES, AND AMOUNTS OWING FROM THE COMPANY TO THE SHAREHOLDER PRIOR TO THE DATE OF THIS AGREEMENT.

     IN WITNESS WHEREOF, each of the parties has executed or caused this Agreement to be executed as of the date first above written.

ATTEST:                                 STONEPATH LOGISTICS DOMESTIC
                                        SERVICES, INC.:


/s/ Stephen Cohen                       By: /s/ Stephen Cohen
--------------------------------            -------------------------------
Secretary                                   Authorized Executive Officer



ATTEST:                                 UNITED AMERICAN ACQUISITIONS
                                        AND MANAGEMENT, INC., D/B/A
                                        "UNITED AMERICAN FREIGHT
                                        SERVICES, INC."


/s/ Joseph Siciliano                    By: /s/ Douglas Burke
--------------------------------            -------------------------------
Secretary                                   Authorized Executive Officer



                                        SHAREHOLDER:

                                        /s/ Douglas Burke
                                        -----------------------------------
                                        DOUGLAS BURKE

                               Schedule 1.2(b)(v)

Example 1
                                          Base            Base         Additional       Additional
         Actual        Targeted       (Shortfall)       Earn-Out         Excess          Earn-Out       Total
Yr        NIBT          Amount           Excess         Payment          Amount           Payment      Payment
--        ----          ------           ------         -------          ------           -------      -------
 1     1,800,000      2,200,000         (400,000)         850,000             --                --       850,000

 2     2,000,000      2,200,000         (200,000)       1,050,000             --                --     1,050,000

 3     2,700,000      2,200,000          500,000        1,750,000             --                --     1,750,000 (x)

 4     3,500,000      2,200,000        1,300,000        1,350,000      1,200,000 (y)       600,000     1,950,000 (z)
      ----------                                        ---------                       ----------     ---------

      10,000,000                                        5,000,000                          600,000     5,600,000
      ==========                                        =========                       ==========     =========

(x) Comprised of $1,250,000 paid on the first $2,200,000 of Net Income Before Taxes plus $500,000 attributable to the deemed addition of $400,000 of the Base Shortfall Amount to the Net Income Before Taxes of Year 1 and $100,000 of the Base Shortfall Amount to the Net Income Before Taxes of Year 2.

(y) Equal to the Year 4 Base Excess Amount of $1,300,000 less $100,000 used to recover $100,000 of the Base Shortfall Amount of Year 2.

(z) Comprised of $1,250,000 paid on the first $2,200,000 of Net Income Before Taxes plus $100,000 attributable to the deemed addition of the remaining $100,000 of the Base Shortfall Amount to the Net Income Before Taxes of Year 2 plus 50% of the Additional Excess Amount of $1,200,000.

Example 2
                  (a)                                                                  (b)             (c)

                                             Base         Base        Additional    Additional
                Actual       Targeted    (Shortfall)    Earn-Out        Excess       Earn-Out        Total
   Yr            NIBT         Amount        Excess       Payment        Amount        Payment       Payment
   --           ------       --------    -----------    --------      ----------    ----------      -------
               3,500,000    2,200,000     1,300,000     1,250,000     1,300,000        650,000     1,900,000 (x)

    2          2,700,000    2,200,000       500,000     1,250,000       500,000        250,000     1,500,000 (y)

    3          2,000,000    2,200,000     (200,000)     1,050,000            --             --     1,050,000 (z)

    4          1,800,000    2,200,000     (400,000)       850,000            --             --       850,000 (z)
              ----------                               ----------                   ----------    ----------

              10,000,000                                4,400,000                      900,000     5,300,000
              ==========                               ==========                   ==========    ==========

[RESTUBBED]

Example 2
                 (d)         (a) + (d)        (e)            (f) *         (g) **       (b) + (g)
                                           Adjusted       Benefit of     Recomputed     Recomputed
                Excess                       Base         Additional        Base          Total
                Amount      Recomputed     Earn-Out        Earn-Out       Earn-Out       Earn-Out
   Yr          Applied         NIBT         Payment         Payment       Payment        Payment
   --          -------      -----------    --------       ----------     -----------    -----------
                    --              --      1,250,000            --        1,250,000      1,900,000

    2               --              --      1,250,000            --        1,250,000      1,500,000

    3          200,000       2,200,000      1,250,000       100,000        1,150,000      1,150,000

    4          400,000       2,200,000      1,250,000       200,000        1,050,000      1,050,000
                                                                          ----------     ----------

                                                                           4,700,000      5,600,000
                                                                          ==========     ==========

(x) Comprised of $1,250,000 paid on the first $2,200,000 of Net Income Before Taxes * 50% of (d) plus 50% of the Additional Excess Amount of $1,300,000.

(y) Comprised of $1,250,000 paid on the first $2,200,000 of Net Income Before Taxes ** (e) minus (f) plus 50% of the Additional Excess Amount of $500,000.

(z) Equal to the Annual Base Earn-Out Payment of $1,250,000 less the Base Shortfall Amount.